UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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DOLBY LABORATORIES, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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Dolby Laboratories, Inc.

100 Potrero Avenue

San Francisco, CA 94103-4813

(415) 558-0200

January 17, 2006

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Dolby Laboratories, Inc. that will be held on February 14, 2006, at 10:30 a.m., Pacific Standard Time, at the executive offices of Dolby Laboratories, Inc. located at 100 Potrero Avenue, San Francisco, CA 94103-4813.

Details regarding admission to the Annual Meeting of Stockholders and the business to be conducted are described in the accompanying Notice of Annual Meeting and Proxy Statement. Included with the Proxy Statement is a copy of our 2005 Annual Report to Stockholders.

Your vote is important. Whether or not you plan to attend the Annual Meeting of Stockholders, we hope you will vote as soon as possible. You may vote over the internet, as well as by telephone or by mailing a proxy or voting instruction form. Voting over the internet, by telephone or by written proxy will ensure your representation at the Annual Meeting of Stockholders regardless of whether or not you attend in person. Please review the instructions on the proxy or voting instruction form regarding each of these voting options.

Thank you for your ongoing support of Dolby Laboratories, Inc.

Sincerely yours,

/s/ Bill Jasper

Bill Jasper

President and Chief Executive Officer

DOLBY LABORATORIES, INC.

Notice of Annual Meeting of Stockholders

to be held on February 14, 2006

To the Stockholders of Dolby Laboratories, Inc.:

The Annual Meeting of Stockholders (the “Annual Meeting”) of Dolby Laboratories, Inc., a Delaware corporation (the “Company”), will be held at the Company’s executive offices located at 100 Potrero Avenue, San Francisco, CA 94103-4813, on Tuesday, February 14, 2006, at 10:30 a.m., Pacific Standard Time, for the following purposes:

1.	To elect five directors to serve until the 2007 Annual Meeting of Stockholders or until their successors are duly elected and qualified;

2.	To consider and vote upon a proposal to amend and restate the Company’s 2005 Stock Plan to permit certain future awards under the plan to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code and to permit the granting of performance cash bonus awards under the plan;

3.	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for our fiscal year ending September 29, 2006; and

4.	To transact such other business as may properly come before the Annual Meeting and any postponement or adjournment of the Annual Meeting.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. We are not aware of any other business to come before the Annual Meeting.

Only stockholders of record as of the close of business on January 9, 2006 and their proxies are entitled to notice of and to vote at the Annual Meeting and any postponements, adjournments or continuations thereof.

All stockholders are cordially invited to attend the Annual Meeting in person. Any stockholder attending the Annual Meeting may vote in person even if such stockholder returned a proxy. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from the record holder. You will need to bring proof of ownership of Company stock to enter the Annual Meeting.

By Order of the Board of Directors

/s/ Mark S. Anderson
Mark S. Anderson
Secretary

January 17, 2006

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, WE ENCOURAGE YOU TO READ THIS PROXY STATEMENT AND SUBMIT YOUR PROXY OR VOTING INSTRUCTIONS AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING. YOU MAY SUBMIT YOUR PROXY OR VOTING INSTRUCTIONS FOR THE ANNUAL MEETING BY COMPLETING, SIGNING, DATING AND RETURNING YOUR PROXY OR VOTING INSTRUCTION FORM IN THE PRE-ADDRESSED ENVELOPE PROVIDED, OR, IN MOST CASES, BY USING THE TELEPHONE OR THE INTERNET. FOR SPECIFIC INSTRUCTIONS ON HOW TO VOTE YOUR SHARES, PLEASE REFER TO THE SECTION ENTITLED “QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING” IN THIS PROXY STATEMENT AND THE INSTRUCTIONS ON THE PROXY OR VOTING INSTRUCTION FORM. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE ANNUAL MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE ANNUAL MEETING, YOU MUST OBTAIN A PROXY ISSUED IN YOUR NAME FROM THE RECORD HOLDER.

Dolby Laboratories, Inc.

100 Potrero Avenue

San Francisco, CA 94103-4813

(415) 558-0200

PROXY STATEMENT

The Board of Directors of Dolby Laboratories, Inc., a Delaware corporation (“we,” “us,” “Dolby” or the “Company”), is soliciting proxies in the accompanying form to be used at the Annual Meeting of Stockholders of the Company to be held at the Company’s executive offices located at 100 Potrero Avenue, San Francisco, CA 94103-4813, on Tuesday, February 14, 2006, at 10:30 a.m., Pacific Standard Time, and any postponement, adjournment or continuation thereof (the “Annual Meeting”).

This Proxy Statement and the accompanying notice and form of proxy are first being mailed to stockholders on or about January 17, 2006.

QUESTIONS AND ANSWERS ABOUT

THE PROXY MATERIALS AND THE ANNUAL MEETING

What proposals will be voted on at the Annual Meeting?

Three proposals will be voted on at the Annual Meeting:

•	The election of directors;

•	The amendment and restatement of the Company’s 2005 Stock Plan; and

•	The ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for our fiscal year ending September 29, 2006.

What are the Board’s recommendations?

Our Board unanimously recommends that you vote:

•	“FOR” election of each of the nominated directors;

•	“FOR” amendment and restatement of the Company’s 2005 Stock Plan; and

•	“FOR” ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for our fiscal year ending September 29, 2006.

Will there be any other items of business on the agenda?

We do not expect any other items of business because the deadline for stockholder proposals and nominations has already passed. Nonetheless, in case there is an unforeseen need, the accompanying proxy gives discretionary authority to the persons named on the proxy with respect to any other matters that might be brought before the Annual Meeting. Those persons intend to vote that proxy in accordance with their best judgment.

What constitutes a quorum?

As of the close of business on January 9, 2006 (the “Record Date”), there were 34,510,769 shares of our Class A Common Stock outstanding and 70,323,492 shares of our Class B Common Stock outstanding. Each share of Class A Common Stock is entitled to one vote, and each share of Class B Common Stock is entitled to ten votes, on all matters being considered at the Annual Meeting. We refer to our Class A Common Stock and Class B Common Stock collectively as our Common Stock. The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the voting power of the Common Stock outstanding on the Record Date will constitute a quorum. Both abstentions and broker non-votes are counted for the purpose of determining the presence of a quorum.

Who is entitled to vote?

Stockholders of record at the close of business on the Record Date may vote at the Annual Meeting. Each holder of our Class A Common Stock is entitled to one vote for each share of Class A Common Stock held as of the Record Date, and each holder of our Class B Common Stock is entitled to ten votes for each share of Class B Common Stock held as of the Record Date. The Class A Common Stock and Class B Common Stock are voting as a single class on all matters described in these proxy materials for which your vote is being solicited.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Stockholder of Record. If your shares are registered directly in your name with Dolby’s transfer agent, Computershare Trust Company, N.A., you are considered, with respect to those shares, the “stockholder of record.” Dolby sent directly to stockholders of record the Proxy Statement, Annual Report and proxy card.

Beneficial Owner. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in street name. Your broker, bank or nominee, who is considered with respect to those shares the stockholder of record, forwarded the Proxy Statement and Annual Report, together with a voting instruction form, to you. As the beneficial owner, you have the right to direct your broker, bank or nominee how to vote your shares by completing the voting instruction form. Under the rules of the New York Stock Exchange (“NYSE”), brokers are prohibited from giving proxies to vote on equity compensation plans unless the beneficial owner of such shares has given voting instructions on the matter. This means that if your broker is the record holder of your shares, you must give voting instructions to your broker with respect to Proposal 2 if you want your broker to vote your shares on the matter.

How do I vote?

You may vote using any of the following methods:

•	By Mail—Stockholders of record of Dolby Common Stock may submit proxies by completing, signing and dating their proxy cards and mailing them in the accompanying pre-addressed envelopes. If you return your signed proxy but do not indicate your voting preferences, your shares will be voted on your behalf “FOR” the election of the nominated directors, “FOR” the amendment and restatement of the Company’s 2005 Stock Plan and “FOR” the ratification of KPMG LLP as the Company’s independent registered public accounting firm for fiscal 2006. Dolby stockholders who hold shares beneficially in street name may provide voting instructions by mail by completing, signing and dating the voting instruction forms provided by their brokers, banks or nominees and mailing them in the accompanying pre-addressed envelopes.

•	By Internet—Stockholders of record of Dolby Common Stock with internet access may submit proxies by following the “Vote by Internet” instructions on their proxy cards. Most Dolby stockholders who hold shares beneficially in street name may provide voting instructions by accessing the web site specified on the voting instruction forms provided by their brokers, banks or nominees. Please check the voting instruction form for internet voting availability. Please be aware that if you submit voting instructions over the internet, you may incur costs such as telephone and internet access charges for which you will be responsible.

•	By Telephone—Stockholders of record of Dolby Common Stock who live in the United States or Canada may submit proxies by following the “Vote by Phone” instructions on their proxy cards. Most

Dolby stockholders who hold shares beneficially in street name and live in the United States or Canada may provide voting instructions by phone by calling the number specified on the voting instruction forms provided by their brokers, banks or nominees. Please check the voting instruction form for telephone voting availability.

•	In person at the Annual Meeting—Shares held in your name as the stockholder of record may be voted in person at the Annual Meeting. Shares held beneficially in street name may be voted in person only if you obtain a legal proxy from the broker, bank or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions by mail, or by telephone, or the internet so that your vote will be counted if you later decide not to attend the Annual Meeting.

Can I change my vote or revoke my proxy?

If you are a stockholder of record, you may revoke your proxy at any time prior to the vote at the Annual Meeting. If you submitted your proxy by mail, you must file with the Secretary of the Company a written notice of revocation or deliver, prior to the vote at the Annual Meeting, a valid, later-dated proxy. If you submitted your proxy by telephone or the internet, you may revoke your proxy with a later telephone or internet proxy, as the case may be. Attendance at the Annual Meeting will not have the effect of revoking a proxy unless you give written notice of revocation to the Secretary before the proxy is exercised or you vote by written ballot at the Annual Meeting. If you are a beneficial owner, you may vote by submitting new voting instructions to your broker, bank or nominee, or, if you have obtained a legal proxy from your broker, bank or nominee giving you the right to vote your shares, by attending the meeting and voting in person.

How are votes counted?

In the election of directors, you may vote “FOR” all of the nominees or your vote may be “WITHHELD” with respect to one or more of the nominees. For the other items of business, you may vote “FOR,” vote “AGAINST” or “ABSTAIN.” If you “ABSTAIN,” the abstention has the same effect as a vote “AGAINST.” If you provide specific instructions, your shares will be voted as you instruct. If you sign your proxy card with no further instructions, your shares will be voted in accordance with the recommendations of the Board (“FOR” all of the nominees to the Board, “FOR” the amendment of the Company’s 2005 Stock Plan, “FOR” ratification of KPMG LLP as the Company’s independent registered public accounting firm, and in the discretion of the proxy holders on any other matters that properly come before the Annual Meeting).

What vote is required to approve each item?

In the election of directors, the five persons receiving the highest number of “FOR” votes at the Annual Meeting will be elected. All other proposals require the affirmative “FOR” vote of a majority of the voting power of the shares present and voting at the Annual Meeting in person or by proxy. If you hold your shares beneficially in street name and do not provide your broker or nominee with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the Annual Meeting, assuming that a quorum is obtained. Abstentions have the same effect as votes against the matter. Under the rules of the NYSE, brokers are prohibited from giving proxies to vote on equity compensation plans unless the beneficial owner of such shares has given voting instructions on the matter. This means that if your broker is the record holder of your shares, you must give voting instructions to your broker with respect to Proposal 2 if you want your broker to vote your shares on that matter.

Is cumulative voting permitted for the election of directors?

No. You may not cumulate your votes for the election of directors.

How are proxies solicited?

Employees, officers and directors of the Company may solicit proxies. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation material to the beneficial owners of Common Stock.

Date of Our Fiscal Year End.

This Proxy Statement provides information about the matters to be voted on at the Annual Meeting and additional information about Dolby and its executive officers and directors. Some of the information is provided as of the end of fiscal 2005 and some information is provided as of a more current date. Each of our fiscal years ends on the last Friday of September. Our fiscal 2005 ended on September 30, 2005 and our fiscal 2004 ended on September 24, 2004.

PROPOSAL 1

ELECTION OF DIRECTORS

Nominees

The Board of Directors proposes the election of five directors of the Company, each to serve until the next annual meeting of stockholders or until his successor is duly elected and qualified. All of the nominees have been recommended for nomination by the Nominating and Governance Committee of the Board of Directors and all of them are currently serving as directors of the Company. All nominees were elected by the stockholders at last year’s annual meeting.

Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unavailable to serve. If any nominee is unable or declines to serve as director at the time of the Annual Meeting, an event that the Company does not currently anticipate, proxies will be voted for any nominee designated by the Board of Directors to fill the vacancy. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the nominees named below.

Names of the nominees and certain biographical information about them as of the Record Date are set forth below:

Name	Age	Position with the Company	Director Since
Ray Dolby (1)	72	Founder and Chairman of the Board	1967

Bill Jasper (1)(2)	58	President, Chief Executive Officer and Director	2003

Peter Gotcher (2)(3)(4)(5)	46	Director	2003

Sanford Robertson (3)(4)(5)	74	Director	2003

Roger Siboni (3)(4)(5)	51	Director	2004

(1)	Member of the Outside Director Compensation Committee
(2)	Member of the Stock Plan Committee
(3)	Member of the Audit Committee
(4)	Member of the Compensation Committee
(5)	Member of the Nominating and Governance Committee

Ray Dolby, founder and chairman of Dolby Laboratories, was born in Portland, Oregon and grew up on the San Francisco peninsula. From 1949 through 1952 he worked on audio and instrumentation projects at Ampex Corporation, where from 1952 through 1957, as a student, he was mainly responsible for the development of the electronic aspects of the Ampex video tape recording system. He received his B.S. in electrical engineering from Stanford University in 1957 and, as a Marshall Scholar, left Ampex to pursue further studies at Cambridge University in England. He received a Ph.D. degree in physics from Cambridge in 1961.

In 1963, Dolby took up a two-year appointment as a United Nations technical advisor in India, then returned to England in 1965 to found Dolby Laboratories in London. In 1976 he established further offices, laboratories and manufacturing facilities in California. He holds more than 50 United States patents and has written papers on video tape recording, long wavelength X-ray analysis and noise reduction.

Honors and Awards—Audio Engineering Society: Fellow and Past President; Silver Medal; Gold Medal. British Kinematograph Sound and Television Society: Fellow; Science and Technology Award. Society of Motion Picture and Television Engineers: Fellow; Samuel L. Warner Memorial Award; Alexander M. Poniatoff Gold Medal; Progress Medal; Honorary Member. Academy of Motion Picture Arts and Sciences:

Science and Engineering Award; “Oscar” Award. National Academy of Television Arts and Sciences: “Emmy” Award. National Academy of Recording Arts and Sciences: “Grammy” Award. United States: National Medal of Technology. United Kingdom: Honorary O.B.E.

Bill Jasper, our President and Chief Executive Officer, joined Dolby Laboratories in February 1979 and has also served as a director since June 2003. Mr. Jasper served in a variety of positions prior to becoming President in May 1983, including as our Vice President, Finance and Administration and Executive Vice President. Mr. Jasper is a member of the Audio Engineering Society and the Society of Motion Picture and Television Engineers and an at-large member of the Academy of Motion Picture Arts and Sciences. He serves as chairman of the board of directors of FOCUS Enhancements and as a member of the board of trustees of Saint Mary’s College of California. Mr. Jasper holds a B.S. degree in industrial engineering from Stanford University and a M.B.A. from the University of California at Berkeley.

Peter Gotcher has served as a director since June 2003. Mr. Gotcher is an independent investor. Mr. Gotcher was a venture partner with Redpoint Ventures, a private investment firm, from September 1999 to January 2003. Prior to joining Redpoint Ventures, Mr. Gotcher was a venture partner with Institutional Venture Partners, a private investment firm, from 1997 to September 1999. Prior to joining Institutional Venture Partners, Mr. Gotcher founded and served as the president, chief executive officer and chairman of the board of Digidesign from 1984 to 1995. Digidesign was acquired by Avid Technology, a media software company, in 1995 and Mr. Gotcher served as the general manager of Digidesign and executive vice president of Avid Technology from January 1995 to May 1996. Mr. Gotcher serves on the boards of directors of several private companies. Mr. Gotcher holds a B.A. degree in English literature from the University of California at Berkeley.

Sanford Robertson has served as a director since June 2003. Mr. Robertson has been a partner of Francisco Partners, a technology buyout fund, since 1999. Prior to founding Francisco Partners, Mr. Robertson was the founder and chairman of Robertson, Stephens & Co., a technology investment bank formed in 1978 and sold to BankBoston in 1998. Since the sale, Mr. Robertson has been a technology investor and advisor to several technology companies. Mr. Robertson was also the founder of Robertson, Colman, Siebel & Weisel, later renamed Montgomery Securities, another technology investment bank. Mr. Robertson also serves on the board of directors of Pain Therapeutics and salesforce.com. Mr. Robertson holds a B.B.A. and a M.B.A. from the University of Michigan.

Roger Siboni has served as a director since July 2004. Mr. Siboni served as the chairman of the board of directors of E.piphany, Inc., a provider of customer interaction software, from December 1999 until E.piphany, Inc. was acquired by SSA Global Technologies, Inc. in September 2005. Mr. Siboni also served as president and chief executive officer of E.piphany from August 1998 to July 2003. From July 1996 to August 1998, Mr. Siboni was deputy chairman and chief operating officer of KPMG Peat Marwick LLP, a member firm of KPMG International, an accounting and consulting firm. From July 1993 to June 1996, Mr. Siboni was managing partner of the KPMG Peat Marwick LLP’s information, communication and entertainment practice. Mr. Siboni also serves on the boards of directors of Cadence Design Systems and FileNET. Mr. Siboni holds a B.S. degree in business administration from the University of California at Berkeley.

There are no family relationships among any of our directors or executive officers. Our Bylaws permit our Board of Directors to establish by resolution the authorized number of directors, and five directors are currently authorized. Our Board of Directors currently consists of five members.

The Board of Directors recommends a vote “FOR” election as director of each of the nominees set forth above.

Compensation of Directors

We pay each of our non-employee directors $30,000 per year for their services as members of our Board of Directors. In addition, Mr. Siboni receives $20,000 for his services as chairman of our Audit Committee. We also reimburse our non-employee directors for reasonable travel expenses in connection with attendance at Board and committee meetings. Board members do not receive additional compensation for attending Board and committee meetings.

Under our 2005 Stock Plan, new non-employee directors appointed to the Board receive an initial option to purchase 20,000 shares of our Class A Common Stock, which vests over three years at a rate of one-third upon each anniversary of grant date as long as the director continues to serve on the applicable vesting date.

In addition, our non-employee directors receive automatic grants of options under our 2005 Stock Plan. Specifically, on July 15, 2005, we granted options to purchase 10,000 shares of Class A Common Stock to each of Messrs. Gotcher, Robertson and Siboni at an exercise price of $22.75 per share. One-third of the shares covered by these options vest on each of the first three anniversaries of the grant date as long as the director continues to serve on the applicable vesting date. Following each annual meeting of our stockholders beginning with the Annual Meeting, non-employee directors who have been directors for at least six months will receive an option to purchase 10,000 shares of our Class A Common Stock, with one-third of the shares covered by these options vesting on each of the first three anniversaries of the grant date as long as the director continues to serve on the applicable vesting date. These options will become fully vested and exercisable immediately prior to a change in control of the Company.

Directors who are employees of the Company do not receive any compensation for their service on the Board of Directors.

Board Meetings and Committees

The Board of Directors held eight meetings during fiscal 2005. Each of our directors attended at least 75% of the aggregate number of meetings held by the Board of Directors and of the committees on which such director served during fiscal 2005.

The independent members of the Board also meet in executive session without management present on a regular basis. The chairs of the committees rotate as Presiding Director of these executive sessions on an annual basis. Mr. Robertson, the chair of the Nominating and Governance Committee, is the Presiding Director until January 2006, then the chair of the Audit Committee will act as the Presiding Director until January 2007, at which time the chair of the Compensation Committee will act as the Presiding Director until January 2008.

Our Board of Directors has an Audit Committee, a Compensation Committee, a Nominating and Governance Committee, an Outside Director Compensation Committee and a Stock Plan Committee, each of which has the composition and responsibilities described below.

Audit Committee

The current members of the Audit Committee are Peter Gotcher, Sanford Robertson and Roger Siboni, each of whom is a non-employee member of our Board of Directors. Mr. Siboni is the chairman of our Audit Committee. The Audit Committee held twelve meetings during fiscal 2005. Our Board has determined that each member of our Audit Committee meets the requirements for independence under the current requirements of the NYSE and the Securities and Exchange Commission (“SEC”) rules and regulations. The Board of Directors has also determined that each of Messrs. Gotcher, Robertson and Siboni meet the requirements for financial literacy under the applicable rules and regulations of the NYSE and SEC, and are “Audit Committee financial experts” as defined in SEC rules. The Audit Committee is responsible for, among other things:

•	Monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters;

•	Selecting and hiring our independent auditors, and approving the audit and non-audit services to be performed by our independent auditors;

•	Evaluating the qualifications, performance and independence of our independent auditors;

•	Evaluating the performance of our internal audit function;

•	Reviewing the adequacy and effectiveness of our control policies and procedures;

•	Acting as our Qualified Legal Compliance Committee (“QLCC”); and

•	Preparing the Audit Committee report that the SEC requires in our annual Proxy Statement.

The Board of Directors designated the Audit Committee to act as the Company’s QLCC. The QLCC was created to review any report made directly, or otherwise made known, to the QLCC by attorneys employed or retained by the Company or its subsidiaries of a material violation of U.S. federal or state securities or other law. The QLCC may receive and consider reports, investigate them, retain material experts or counsel to assist or advise them and make recommendations of an appropriate response. The QLCC may notify the SEC of any material violation.

The Audit Committee has adopted a written charter approved by the Board of Directors, which is included as Appendix A to this Proxy Statement. The Audit Committee Charter is also available on the Company’s website at http://www.dolby.com—“Investor Relations”—“Corporate Governance.”

The report of the Audit Committee is included in this Proxy Statement.

Compensation Committee

The current members of the Compensation Committee are Peter Gotcher, Sanford Robertson and Roger Siboni, each of whom is a non-employee member of our Board of Directors. Mr. Gotcher is the chairman of our Compensation Committee. The Compensation Committee held seven meetings during fiscal 2005. Our Board has determined that each member of our Compensation Committee meets the requirements for independence under the current requirements of the NYSE and SEC rules and regulations. The Compensation Committee is responsible for, among other things:

•	Reviewing and approving corporate goals and objectives relevant to CEO compensation and evaluating our CEO’s performance in light of those goals and objectives;

•	Reviewing and recommending to the independent members of the Board for our CEO: annual base salary, annual incentive bonus, including the specific goals and amount, equity compensation, employment agreements, severance arrangements and change in control agreements/provisions, and any other benefits, compensation or arrangements;

•	Reviewing and recommending to the Board for our other executive officers: annual base salary, annual incentive bonus, including the specific goals and amount, equity compensation, employment agreements, severance arrangements and change in control agreements/provisions, and any other benefits, compensation or arrangements;

•	Administering the Company’s equity incentive plans, including issuing equity awards under such plans;

•	Evaluating and recommending to the independent members of our Board compensation plans, policies and programs for our CEO;

•	Evaluating and recommending to the Board compensation plans, policies and programs for our other executive officers; and

•	Preparing the Compensation Committee report that the SEC requires in our annual Proxy Statement.

The Compensation Committee has adopted a written charter approved by the Board of Directors, which is available on the Company’s website at http://www.dolby.com—“Investor Relations”—“Corporate Governance.”

Nominating and Governance Committee

The current members of the Nominating and Governance Committee are Peter Gotcher, Sanford Robertson and Roger Siboni, each of whom is a non-employee member of our Board of Directors. Mr. Robertson is the chairman of our Nominating and Governance Committee. The Nominating and Governance Committee held one meeting during fiscal 2005. Our Board has determined that each member of our Nominating and Governance Committee meets the requirements for independence under the current requirements of the NYSE and SEC rules and regulations. The Nominating and Governance Committee is responsible for, among other things:

•	Assisting the Board in identifying prospective director nominees and recommending to the Board director nominees for each annual meeting of stockholders;

•	Developing and recommending to the Board governance principles applicable to us;

•	Overseeing the evaluation of the Board of Directors and management;

•	Recommending to the Board of Directors members for each Board committee; and

•	Making an annual report to the Board on succession planning.

The Nominating and Governance Committee has adopted a written charter approved by the Board of Directors, which is available on the Company’s website at http://www.dolby.com—“Investor Relations”—“Corporate Governance.”

Outside Director Compensation Committee

The current members of the Outside Director Compensation Committee are Ray Dolby and Bill Jasper. The Outside Director Compensation Committee did not hold any meetings during fiscal 2005. The Outside Director Compensation Committee is responsible for reviewing and recommending the form and amount of compensation awarded to our non-employee directors.

The Outside Director Compensation Committee has adopted a written charter approved by the Board of Directors, which is available on the Company’s website at http://www.dolby.com—“Investor Relations”—“Corporate Governance.”

Stock Plan Committee

The current members of the Stock Plan Committee are Peter Gotcher and Bill Jasper. The Stock Plan Committee did not hold any meetings during fiscal 2005. The Stock Plan Committee has the authority to grant equity-based awards to employees and consultants who are not executive officers or directors of the Company within guidelines for the size of grants to particular levels of employees or consultants established by the Company and approved by the Board of Directors or the Compensation Committee. The Stock Plan Committee did not grant any equity-based awards in fiscal 2005. Instead, the Compensation Committee granted all equity-based awards that were made in fiscal 2005.

The Stock Plan Committee has adopted a written charter approved by the Board of Directors, which is available on the Company’s website at http://www.dolby.com—“Investor Relations”—“Corporate Governance.”

Delegation of Authority to CEO

The Board of Directors has delegated the authority to our CEO to grant new hire, performance, promotion and retention equity-based awards to employees and consultants who are not executive officers or directors of the

Company within guidelines for the size of grants to particular levels of employees or consultants established by the Company and approved by the Board of Directors or the Compensation Committee. The CEO did not grant any equity-based awards in fiscal 2005. Instead, the Compensation Committee granted all equity-based awards that were made in fiscal 2005.

Corporate Governance Matters

Code of Business Conduct and Ethics

The Board of Directors has adopted a Code of Business Conduct and Ethics, which is applicable to our directors and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller and persons performing similar functions. The Code of Business Conduct and Ethics is available on the Company’s website at http://www.dolby.com—“Investor Relations”—“Corporate Governance” or in print by contacting Investor Relations at our principal executive offices. The Company will post on the Investor Relations section of our website any amendments or waivers to the Code of Business Conduct and Ethics that are required to be disclosed by the rules of the SEC or NYSE.

Corporate Governance Guidelines

The Board of Directors has adopted Corporate Governance Guidelines that address the role and composition of, and policies applicable to, the Board of Directors. The Nominating and Governance Committee will periodically review the guidelines and report any recommendations to the Board. The Corporate Governance Guidelines are available on the Company’s website at http://www.dolby.com—“Investor Relations”—“Corporate Governance.”

Board Independence

The Board of Directors has determined that, other than Messrs. Dolby and Jasper, each of the directors of the Company has no material relationship with the Company and is independent within the meaning of the standards established by the NYSE and the director independence standards of the SEC as currently in effect. In making that determination, the Board of Directors considered all relevant facts and circumstances, including the director’s commercial, accounting, legal, banking, consulting, charitable and familial relationships. The Board of Directors also applied the following standards, which provide that a director will not be considered independent if he:

•	Is, or has been within the last three years, an employee of the Company, or an immediate family member is, or has been within the last three years, an executive officer of the Company;

•	Has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $100,000 in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

•	Is, or has an immediate family member who is, a current partner of a firm that is the Company’s internal or external auditor; is a current employee of such firm, or has an immediate family member who is a current employee of such firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or, has, or has an immediate family member who has, been within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the Company’s audit within that time;

•	During the past three years, has, or has an immediate family member who has, been employed as an executive officer of another company where any of the Company’s present executives at the same time, serve, or served, on the other company’s compensation committee; or

•	Has been employed as an employee, or has an immediate family member who has been employed as an executive officer of, another company that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year, exceeds the greater of (a) $1 million or (b) 2% of such other company’s consolidated gross revenues.

Policy for Director Recommendations and Nominations

It is the policy of the Nominating and Governance Committee to consider recommendations for candidates to the Board of Directors from stockholders holding at least 250,000 shares of the Company’s Common Stock continuously for at least twelve months prior to the date of the submission of the recommendation.

A stockholder that wants to recommend a candidate for election to the Board of Directors should send the recommendation by letter to Dolby Laboratories, Inc., 100 Potrero Avenue, San Francisco, CA 94103-4813, Attn: General Counsel. The recommendation must include the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, a signed letter from the candidate confirming willingness to serve, information regarding any relationships between the candidate and the Company and evidence of the recommending stockholder’s ownership of Company stock. Such recommendations must also include a statement from the recommending stockholder in support of the candidate, particularly within the context of the criteria for Board membership, addressing issues of character, integrity, judgment, diversity of experience, independence, area of expertise, corporate experience, length of service, potential conflicts of interest, other commitments and the like and personal references.

The committee will use the following procedures to identify and evaluate any individual recommended or offered for nomination to the Board of Directors:

•	The committee will consider candidates recommended by stockholders in the same manner as candidates recommended to the committee from other sources;

•	In its evaluation of director candidates, including the members of the Board of Directors eligible for re-election, the committee will consider the following:

•	The current size and composition of the Board of Directors and the needs of the Board of Directors and the respective committees of the Board;

•	Such factors as character, integrity, judgment, diversity of experience, independence, area of expertise, corporate experience, length of service, potential conflicts of interest, other commitments and the like. The committee evaluates these factors, among others, and does not assign any particular weighting or priority to any of these factors; and

•	Other factors that the committee may consider appropriate.

•	The committee requires the following minimum qualifications, which are the desired qualifications and characteristics for Board membership, to be satisfied by any nominee for a position on the Board:

•	The highest personal and professional ethics and integrity;

•	Proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment;

•	Skills that are complementary to those of the existing Board;

•	The ability to assist and support management and make significant contributions to the Company’s success; and

•	An understanding of the fiduciary responsibilities that is required of a member of the Board and the commitment of time and energy necessary to diligently carry out those responsibilities.

•

If the committee determines that an additional or replacement director is required, the committee may take such measures that it considers appropriate in connection with its evaluation of a director candidate, including candidate interviews, inquiry of the person or persons making the recommendation or nomination, engagement of an outside search firm to gather additional information, or reliance on the knowledge of the members of the committee, the Board or management; and

•	The committee may propose to the Board a candidate recommended or offered for nomination by a stockholder as a nominee for election to the Board.

Stockholder Communications with the Board of Directors

In cases where stockholders wish to communicate directly with our non-management directors, messages can be sent to our General Counsel, at generalcounsel@dolby.com, or to Dolby Laboratories, Inc., 100 Potrero Avenue, San Francisco, CA 94103-4813, Attn: General Counsel. Our General Counsel monitors these communications and will provide a summary of all received messages to the Board of Directors at each regularly scheduled meeting of the Board of Directors. Where the nature of a communication warrants, our General Counsel may obtain the more immediate attention of the appropriate committee of the Board or non-management director, of independent advisors or of Company management, as our General Counsel considers appropriate. Our General Counsel may decide in the exercise of his or her judgment whether a response to any stockholder communication is necessary.

These procedures do not apply to communications to non-management directors from officers or directors of the Company who are stockholders, or to stockholder proposals submitted pursuant to Rule 14a-8 under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”).

Attendance at Annual Meeting of Stockholders

We encourage our directors to attend our annual meetings of stockholders. Due to preparations associated with the Company’s initial public offering, the directors were in Board of Director and committee meetings on January 27, 2005 and unable to attend the 2005 annual meeting of stockholders.

Compensation Committee Interlocks and Insider Participation

There were no interlocks or other relationships among the Company’s executive officers and directors that are required to be disclosed under applicable executive compensation disclosure regulations. The members of the Compensation Committee are Peter Gotcher, Sanford Robertson and Roger Siboni.

Whistleblower Policy

The Audit Committee has established a telephone and internet whistleblower hotline available to employees of the Company for the anonymous submission of suspected violations, including accounting, internal controls, or auditing matters, harassment, fraud and policy violations.

Formation of a Qualified Legal Compliance Committee

The Audit Committee was designated by the Board of Directors to act as a Qualified Legal Compliance Committee. For more information see the description of the QLCC under the heading Audit Committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of December 13, 2005, as to shares of Common Stock beneficially owned by: (i) each person who is known by the Company to own beneficially more than 5% of either our Class A Common Stock or Class B Common Stock, (ii) each of our directors, (iii) each of our executive officers named under “Executive Compensation—Summary Compensation Table” (the “Named Executive Officers”) and (iv) all of our directors and executive officers as a group. The information provided in the table is based on our records, information filed with the SEC and information furnished by the respective individuals or entities, as the case may be.

Applicable percentage ownership is based on 34,175,120 shares of Class A Common Stock and 70,478,187 shares of Class B Common Stock outstanding at December 13, 2005. In computing the number of shares of Common Stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of December 13, 2005. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated below, the address of each beneficial owner listed on the table is c/o Dolby Laboratories, Inc., 100 Potrero Avenue, San Francisco, CA 94103-4813.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of Common Stock that they beneficially own, subject to applicable community property laws.

	Shares Beneficially Owned
	Class A Common Stock		Class B Common Stock
Name of Beneficial Owner	Shares	%	Shares	%	% Total Voting Power(1)
5% Stockholders:
Ray Dolby Trust (2)	—	—	63,333,000	89.9	85.7
Ray and Dagmar Dolby Investments, L.P. (3)	—	—	4,667,000	6.6	6.3
T. Rowe Price Associates, Inc. (4)	4,107,000	12.0	—	—	*
Tiger Technology Performance, L.L.C. (5)	2,030,200	5.9	—	—	*
Brown Capital Management, Inc. (6)	1,813,950	5.3	—	—	*

Directors and Executive Officers:
Ray Dolby (7)	100	*	68,000,000	96.5	92.0
Bill Jasper (8)	1,000	*	1,082,255	1.5	1.5
Janet Daly (9)**	—	—	237,380	*	*
Marty Jaffe (10)	—	—	102,500	*	*
Ed Schummer (11)	791	*	186,910	*	*
David Watts (12)	—	—	152,400	*	*
Peter Gotcher (13)	—	—	70,000	*	*
Sanford Robertson	—	—	—	—	*
Roger Siboni (14)	—	—	33,333	*	*
All executive officers and directors as a group (11 persons) (15)	2,891	*	70,167,768	99.6	95.0

*	Less than one percent.
**	Effective October 24, 2005, Ms. Daly resigned as Chief Financial Officer and transitioned to a non-executive officer position, Vice President, Finance Projects.

(1)	Percentage total voting power represents voting power with respect to all shares of our Class A Common Stock and Class B Common Stock, as a single class. Each holder of Class B Common Stock shall be entitled to 10 votes per share of Class B Common Stock and each holder of Class A Common Stock shall be entitled to one vote per share of Class A Common Stock on all matters submitted to our stockholders for a vote. The Class A Common Stock and Class B Common Stock vote together as a single class on all matters submitted to a vote of our stockholders, except as may otherwise be required by law. The Class B Common Stock is convertible at any time by the holder into shares of Class A Common Stock on a share-for-share basis.
(2)	Shares beneficially owned by the Ray Dolby Trust include 63,333,000 shares held of record by Ray Dolby as Trustee of the Ray Dolby Trust under the Dolby Family Trust Instrument dated May 7, 1999.
(3)	Investment power over the 4,667,000 shares held by Ray and Dagmar Dolby Investments, L.P. is held by Ray Dolby, as Trustee of the Ray Dolby Trust under the Dolby Family Instrument dated May 7, 1999. Voting power over 2,333,500 of the shares held by Ray and Dagmar Dolby Investments, L.P. is held by Thomas E. Dolby, son of Ray and Dagmar Dolby, as Special Trustee of the Ray Dolby 2002 Trust A, dated April 19, 2002. Voting power over 2,333,500 of the shares held by Ray and Dagmar Dolby Investments, L.P. is held by David E. Dolby, son of Ray and Dagmar Dolby, as Special Trustee of the Ray Dolby 2002 Trust B, dated April 19, 2002.
(4)	Based on its Schedule 13G/A filed March 10, 2005, wherein T. Rowe Price Associates, Inc. (“Price Associates”) reported beneficial ownership of 4,107,000 shares of Class A Common Stock, and information supplementally provided to us by Price Associates. These securities are owned by various individuals and institutional investors including T. Rowe Price Mid-Cap Growth Fund, Inc. (which owns 2,500,000 shares, representing 7.3% of the shares of Class A Common Stock outstanding), for which Price Associates serves as investment advisor with power to direct investment and/or sole power to vote the securities. Price Associates reported sole voting power as to 665,000 shares and sole dispositive power as to 4,107,000 shares. T. Rowe Price Mid-Cap Growth Fund, Inc. reported sole voting power as to 2,500,000 shares and no dispositive power as to any shares. For purposes of the reporting requirements of the Exchange Act, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is the beneficial owner of such securities. The address for Price Associates is 100 E. Pratt Street, Baltimore, MD 21202.
(5)	Based on the Schedule 13G filed June 14, 2005, wherein Charles P. Coleman, III reported beneficial ownership of 2,030,200 shares of Class A Common Stock. Tiger Technology Performance, L.L.C. (“Tiger Performance”) serves as the general partner of two domestic private investment partnerships. Tiger Technology, Management (“Tiger Management”) has been retained by Tiger Performance to serve as the management company of the two partnerships. Tiger Management also serves as the investment manager of an offshore investment vehicle. Charles P. Coleman, III is the managing member of both Tiger Management and Tiger Performance. In accordance with the foregoing, Tiger Management and Mr. Coleman may be deemed to beneficially own the securities of the Company owned by the various entities managed by Tiger Management. Mr. Coleman and Tiger Management reported shared voting and dispositive power as to 2,030,200 shares and Tiger Performance reported shared voting and dispositive power as to 1,653,552 shares. The address for Mr. Coleman, Tiger Management and Tiger Performance is 101 Park Avenue, 48th Floor, New York, NY 10178.
(6)	Based on its Schedule 13G/A filed September 12, 2005, wherein Brown Capital Management, Inc. (“Brown”) reported beneficial ownership of 1,813,950 shares of Class A Common Stock. Brown reported all of the shares are owned by various investment advisory clients of Brown, which is deemed to be a beneficial owner of those shares pursuant to Rule 13d-3 under the Exchange Act, due to its discretionary power to make investment decisions over such shares for its clients and its ability to vote such shares. In all cases, persons other than Brown have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of the shares. No individual client holds more than five percent of the class. Brown reported sole voting power as to 798,450 shares and sole dispositive power as to 1,813,950 shares. The address for Brown is 1201 N. Calvert Street, Baltimore, MD 21202.
(7)	Shares beneficially owned by Ray Dolby include the 63,333,000 shares of Class B Common Stock held of record by Ray Dolby as Trustee of the Ray Dolby Trust under the Dolby Family Instrument dated May 7,
1999, and the 4,667,000 shares of Class B Common Stock held of record by Ray and Dagmar Dolby

Investments, L.P. over which Ray Dolby, as Trustee of the Ray Dolby Trust under the Dolby Family Instrument dated May 7, 1999, holds investment power.
(8)	Shares beneficially owned by Mr. Jasper represent 358,500 shares held by Mr. Jasper, 300,000 shares held of record by the N. William Jasper, Jr. 2004 Irrevocable Trust, 125,000 shares held of record by the Kristen L. McFarland 2004 Irrevocable Trust and options held by Mr. Jasper to purchase 299,755 shares of Class B Common Stock that are exercisable within 60 days of December 13, 2005.
(9)	Includes options held by Ms. Daly to purchase 178,125 shares of Class B Common Stock that are exercisable within 60 days of December 13, 2005.
(10)	Includes options held by Mr. Jaffe to purchase 71,250 shares of Class B Common Stock that are exercisable within 60 days of December 13, 2005.
(11)	Includes options held by Mr. Schummer to purchase 101,250 shares of Class B Common Stock that are exercisable within 60 days of December 13, 2005.
(12)	Includes options held by Mr. Watts to purchase 118,650 shares of Class B Common Stock that are exercisable within 60 days of December 13, 2005.
(13)	Includes options held by Mr. Gotcher to purchase 50,000 shares of Class B Common Stock that are exercisable within 60 days of December 13, 2005.
(14)	Includes options held by Mr. Siboni to purchase 33,333 shares of Class B Common Stock that are exercisable within 60 days of December 13, 2005.
(15)	Includes options held by all executive officers and directors to purchase an aggregate of 881,853 shares of Class B Common Stock that are exercisable within 60 days of December 13, 2005.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Asset Contribution; Licensing Agreements with Ray Dolby Regarding Intellectual Property

Ray Dolby founded Dolby Laboratories to develop noise reduction technologies he had invented. Throughout nearly all of our 40 year history, Ray Dolby had retained ownership of the intellectual property rights he created related to our business. These intellectual property rights were held by entities affiliated with him that licensed this technology to us in exchange for royalty payments, including royalty payments related to certain trademark usage. Under these licensing and royalty agreements, we recorded expenses for royalties payable to Ray Dolby for the use of certain patent and trademark rights of $18.7 million in fiscal 2005.

On February 16, 2005, Ray Dolby contributed to us all rights in intellectual property related to our business that he and his affiliates held. In connection with the asset contribution, our previous licensing arrangements with Ray Dolby terminated, and we have no further obligation to pay royalties to Ray Dolby. We agreed to pay Ray Dolby’s expenses incurred in connection with the asset contribution, and fifty percent of his expenses incurred as a selling stockholder in connection with our initial public offering. The expenses were approximately $800,000 in the aggregate.

In connection with the asset contribution agreement, Ray Dolby entered into an employee proprietary rights agreement substantially in the form that all employees of the Company enter into in connection with their employment. This agreement became effective on February 16, 2005. Under the terms of this agreement, all future inventions created by Ray Dolby related to our business while he remains an employee will be assigned to the Company. Under this agreement, Ray Dolby also agreed to abide by a conflicts of interest policy substantially in the form that all other employees are required to sign. However, the conflict of interest policy that Ray Dolby signed differs from our standard policy in that, among other matters, it permits him to use our equipment, supplies and facilities to conduct research and development on matters unrelated to our business; does not apply to any lease agreement we have entered into or may enter into with him; and permits him to have up to a ten percent interest, instead of up to a two percent interest, in a competitor, customer, licensee or supplier without being in violation of the policy and limits the provision of the policy related to having interests in these entities only to direct interests.

Real Estate Transactions

Lease for 100 Potrero Avenue

Since 1980, we have leased our principal executive offices located at 100 Potrero Avenue, San Francisco, California from Ray Dolby. We also lease additional parking and warehouse space from Ray Dolby in connection with our lease of 100 Potrero Avenue. In December 2005 we renegotiated the leases and extended their terms until December 31, 2013, with two options to extend for an additional five years each. Our rent expense for these facilities was $3.5 million in fiscal 2005. We are generally responsible for the condition, operation, repair, maintenance, security and management of the properties. We have also agreed to indemnify and hold Ray Dolby, as landlord, harmless from and against certain liabilities, damages, claims, costs, penalties and expenses arising from our conduct related to the properties.

Jointly Owned Real Estate Entities

Ray and Dagmar Dolby, the Ray Dolby Trust or the Dolby Family Trust Instrument dated May 7, 1999 (“Dolby Family Trust”) owns a majority financial interest in five real estate entities that own and lease commercial real property to us. We own the remaining financial interests in these real estate entities. The following table sets forth, for each of the five real estate entities, the person or entity that owns the majority financial interest in the real estate entity, the percentage interest owned by the majority owner in such real estate entity and the location of the property subject to the applicable lease. The leased property in San Francisco, California includes our principal administrative offices at 999 Brannan Street.

Real Estate Entity	Majority Owner	Majority Ownership Interest	Location of Property Leased to Us
Dolby Properties, LLC	Ray Dolby Trust	62.5%	San Francisco, California
Dolby Properties Burbank, LLC	Dolby Family Trust	51.0%	Burbank, California
Dolby Properties Brisbane, LLC	Dolby Family Trust	51.0%	Brisbane, California
Dolby Properties UK, LLC	Dolby Family Trust	51.0%	Wootton Bassett, England
Dolby Properties, LP	Ray and Dagmar Dolby	90.0%	Wootton Bassett, England

Our expense recorded for rents payable to such entities was $5.5 million in fiscal 2005.

When we negotiate a lease agreement with Ray Dolby or any of the jointly owned real estate entities, we engage real estate brokers to provide fair market rent and lease terms based on a summary of comparable properties located in the area of the subject property. The brokers are instructed that the transaction is intended to be completed on an “arm’s-length” basis. We believe that all of our leases were entered into on a reasonable fair market basis.

The properties owned by Dolby Properties, LLC in San Francisco, California, Dolby Properties Burbank, LLC in Burbank, California, and Dolby Properties UK, LLC in Wootton Bassett, England were purchased with capital contributions and proceeds from bank loans. We guarantee each of these bank loans. As of September 30, 2005, the aggregate outstanding principal balance on all these bank loans was approximately $13.5 million.

Other Arrangements with Ray Dolby

Mr. Dolby received a salary of $389,423 in fiscal 2005 as an employee of the Company. Mr. Dolby agreed to a reduced salary of $100,000 on an annualized basis effective January 1, 2006. In fiscal 2005, the Company paid Mr. Dolby’s life insurance premiums and he was included in our standard health care and retirement plans, for benefits totaling $33,109.

In the past, we have allowed Ray Dolby and members of his family the use our office facilities for their personal purposes on a limited basis, and we expect this use to continue in the future. For example, Ray Dolby currently uses two offices in one of our facilities for non-Company related activities. In addition, members of Ray Dolby’s family use our conference and screening rooms for personal purposes approximately ten times per year. We estimate that the aggregate value to Ray Dolby’s family of such personal use was less than $40,000 in fiscal 2005. In addition, through September of 2005 we paid Ray Dolby $800 per month for the use by our employees of a condominium he owns in Lake Tahoe, California. Commencing in October of 2005, the rent was increased to $1,200 per month. Our Board of Directors has approved of these arrangements, and has approved the continuation of these arrangements in the future.

EXECUTIVE COMPENSATION

The following table summarizes all compensation paid to or accrued for (i) the Company’s Chief Executive Officer and (ii) each of the Company’s other four most highly compensated executive officers as of September 30, 2005 for services rendered in all capacities to the Company for the fiscal years ended September 30, 2005 and September 24, 2004.

Summary Compensation Table

	Fiscal Year	Annual Compensation			Long-Term Compensation	All Other Compensation ($)(3)(4)
Name and Principal Position		Salary ($)(1)	Bonus ($)(2)		Securities Underlying Options
Bill Jasper President and Chief Executive Officer	2005 2004	611,539 592,949	383,078 1,723,165	(6)	80,000 900,000	33,840 228,716	(5) (7)

Janet Daly Vice President and Chief Financial Officer*	2005 2004	292,414 242,729	158,123 274,844	(8)	10,000 150,000	32,250 133,941	(9) (10)

Marty Jaffe Executive Vice President, Business Affairs	2005 2004	357,287 334,395	173,218 272,658		60,000 180,000	25,378 57,276	(11) (12)

Ed Schummer Senior Vice President and General Manager, Consumer Division	2005 2004	339,212 326,445	155,274 206,189		50,000 180,000	32,498 180,611	(13) (14)

David Watts (15) Senior Vice President and Managing Director, United Kingdom Branch	2005 2004	318,600 311,034	151,144 206,321		30,000 180,000	53,649 56,753	(16) (17)

*	Effective October 24, 2005, Ms. Daly resigned as Chief Financial Officer and transitioned to a non-executive officer position, Vice President, Finance Projects.
(1)	For fiscal 2004, amounts shown represent 52 weeks of salary. For fiscal 2005, amounts shown represent 53 weeks of salary.
(2)	Includes (in each fiscal year) bonuses earned during the fiscal year and paid in the subsequent fiscal year.
(3)	Amounts include employer-matching contributions under our retirement plan. Fiscal 2004 included pay periods for a 52-week year, while fiscal 2005 included pay periods for a 53-week year.
(4)	We previously paid premiums for split-dollar life insurance polices for certain of our executive officers. We ceased these payments in fiscal 2004 and transferred the full value of those policies to the executive officer. In addition, in fiscal 2004 we received a cash dividend from an insurer on the split-dollar life insurance policies, which we allocated among the executive officers covered by policies with that insurer.
(5)	Includes $22,800 in profit-sharing and matching 401(k) plan contributions under our retirement plan, $2,640 in life insurance premiums and $8,400 received in connection with an auto allowance.
(6)	Includes $1,185,415 for a non-cash stock bonus of 571,560 shares (not subject to vesting) granted in January 2004, based on the value on the date of award of $2.074 per share.

(7)	Includes $33,386 in profit-sharing and matching 401(k) plan contributions under our retirement plan, $792 in life insurance premiums, $103,394 in contributions under our senior executive supplemental retirement plan, $53,048 received in connection with the transfer of a split-dollar life insurance policy, $29,696 received in connection with the allocation of a dividend received on split-dollar life insurance policies and $8,400 received in connection with an auto allowance. We ceased making contributions under our senior executive supplemental retirement plan in fiscal 2004.
(8)	Includes an extension bonus of $25,000 pursuant to the terms of an employment transition agreement.
(9)	Includes $22,800 in profit-sharing and matching 401(k) plan contributions under our retirement plan, $2,250 in life insurance premiums and $7,200 received in connection with an auto allowance.
(10)	Includes $25,273 in profit-sharing and matching 401(k) plan contributions under our retirement plan, $672 in life insurance premiums, $28,990 in contributions under our senior executive supplemental retirement plan, $71,806 received in connection with the transfer of a split-dollar life insurance policy and $7,200 received in connection with an auto allowance. We ceased making contributions under our senior executive supplemental retirement plan in fiscal 2004.
(11)	Includes $22,800 in profit-sharing and matching 401(k) plan contributions under our retirement plan and $2,578 in life insurance premiums.
(12)	Includes $26,694 in profit-sharing and matching 401(k) plan contributions under our retirement plan, $756 in life insurance premiums and $29,826 received in connection with the transfer of a split-dollar life insurance policy.
(13)	Includes $22,800 in profit-sharing and matching 401(k) plan contributions under our retirement plan, $2,498 in life insurance premiums and $7,200 received in connection with an auto allowance.
(14)	Includes $26,307 in profit-sharing and matching 401(k) plan contributions under our retirement plan, $732 in life insurance premiums, $45,646 in contributions under our senior executive supplemental retirement plan, $83,891 received in connection with the transfer of a split-dollar life insurance policy, $16,835 received in connection with the allocation of a dividend received on split-dollar life insurance policies and $7,200 received in connection with an auto allowance. We ceased making contributions under our senior executive supplemental retirement plan in fiscal 2004.
(15)	Amounts derived from United Kingdom pounds for fiscal 2005 have been expressed in U.S. dollars based on the noon buying rate for the United Kingdom pound of $1.77 on September 30, 2005 and, for fiscal 2004, have been expressed in U.S. dollars based on the noon buying rate for the United Kingdom pound of $1.8031 on September 24, 2004.
(16)	Includes $53,649 in contributions under our United Kingdom group personal pension plan and funded unapproved retirement benefits scheme.
(17)	Includes $53,642 in contributions under our United Kingdom group personal pension plan and funded unapproved retirement benefits scheme and $3,110 in life insurance premiums.

Incentive Compensation

Our executive officers are eligible for incentive compensation pursuant to our annual incentive plan. In fiscal 2005, this incentive compensation had two distinct components: a profit sharing component, in which the executive officer receives 5% of his or her base salary if we achieved certain overall profit goals, and a performance reward component, in which the executive officer receive a bonus based on both Company and individual performance objectives. The performance reward bonus was also calculated as a percentage of the executive officer’s base salary. Our executive officers’ targeted standard bonus amounts for fiscal 2005 were 70% of our Chief Executive Officer’s base salary and 45% to 50% of our other executive officers’ respective base salaries.

The portion of the performance reward bonuses attributable to either the Company or individual performance objectives was weighted based on the employee’s position within the Company. For our executive officers, including our Chief Executive Officer, 75% of the total performance reward bonus was tied to Company performance objectives and 25% to individual performance objectives.

The actual bonus amount payable to each executive officer was based on the percentage by which the performance objectives were met. Bonuses payable could range from 75% to 200% of the targeted amount for the Company performance-based bonus, and up to 100% of the targeted amount for the individual performance-based bonus. In addition, the annual incentive plan provided for discretion in awarding bonuses in excess of the maximum individual performance-based bonus in years that we did not reach our Company performance objectives.

For fiscal 2005, the Compensation Committee recommended and the Board of Directors approved for our executive officers Company performance objectives related to the achievement of a certain level of revenue and pre-tax margin, and individual performance objectives for each executive officer, including management objectives related to business development, research expansion, new product introduction, and internal controls and procedures depending on the particular officer.

See Proposal 2 for proposed changes to the incentive compensation plan.

Senior Executive Supplemental Retirement Plan and U.K. Funded Unapproved Retirement Benefits Scheme

Senior Executive Supplemental Retirement Plan. We maintain a nonqualified senior executive supplemental retirement plan, which provides supplemental retirement benefits for a select group of executive employees based on contributions we made to the plan and the gains and losses on the investment of those contributions. Distributions from the senior executive supplemental retirement plan are made in a single lump sum, or, at a participant’s election, in up to ten installments. Prior to fiscal 2005 we made annual contributions on behalf of each participant in an amount necessary to fund a hypothetical joint and 50% survivor annuity benefit payable to each participant commencing at age 65. The hypothetical monthly benefit is determined on the basis of an 8% interest rate and a standard mortality table by multiplying (i) 2% of a participant’s projected average annual compensation by (ii) a participant’s total expected years of service with us up to 30 years. A participant’s projected average annual compensation is determined by averaging the participant’s estimated annual compensation over the three consecutive years of service occurring in the participant’s final three plan years preceding attainment of age 65. Each participant is 100% vested in his or her interest in the senior executive supplemental retirement plan at all times. Upon a participant’s termination of service with us for any reason other than death, a participant is entitled to his or her account balance determined as of the valuation date immediately preceding his or her termination date, which amount will be paid in a single lump sum or in up to ten installments. Upon a participant’s death, the participant’s beneficiary will receive all amounts credited to the participant’s account as of the date of death and will be paid in a single lump sum. Amounts contributed by us under the senior executive supplemental retirement plan are held in a rabbi trust and a participant’s account will be credited with investment gains and losses based on investments selected by the participant. However, if a participant fails to make an investment election, the trustee of the senior executive supplemental retirement plan may direct such investments. In fiscal 2005, the Board of Directors amended and restated the plan to comply with Section 409A of the Internal Revenue Code (the “Code”) and Internal Revenue Service regulations under Section 409A and terminated the plan. As a result of the termination of the plan, no additional amounts will be contributed to participants under the plan, but amounts already credited to participants under the plan will remain subject to the terms and conditions of the plan and will continue to be credited with gains and losses based on the gains and losses of investment funds designated by the Company and selected by the participant. Distributions under the plan will be made in the manner and at the time described above without regard to the termination of the plan.

U.K. Funded Unapproved Retirement Benefits Scheme. In addition, certain executives in the United Kingdom may participate in the Dolby Laboratories Funded Unapproved Retirement Benefits Scheme (“FURBS”). The FURBS is similar to the senior executive supplemental retirement plan. Under the FURBS we make annual contributions on behalf of each participant in an amount necessary to fund, taking into account any contributions to the senior executive supplemental retirement plan, a hypothetical joint and 50% survivor annuity benefit payable to each participant commencing at age 65 and, under certain circumstances, before then. The hypothetical monthly benefit is determined based on the same assumptions as those used for the senior executive supplemental retirement plan. In addition, participants are also allowed to make voluntarily contributions to the

FURBS. Distributions from the FURBS may be made in a single lump sum, by a life policy or an annuity paid at retirement. Each participant is 100% vested in his or her interest in the FURBS at all times. Upon a participant’s death, the participant’s beneficiary will receive all benefits credited to the participant’s account. Amounts contributed by us under the FURBS are held in a trust and a participant’s account will be credited with investment gains and losses based on investments selected by the trustee. Our board of directors may at any time amend (with the agreement of the participant) or terminate the FURBS.

Stock Options

The following tables set forth certain information as of September 30, 2005 and for the fiscal year then ended with respect to stock options granted to and exercised by the Named Executive Officers.

Option Grants in Last Fiscal Year

Name	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(5)

	Number of Securities Underlying Options Granted(#)(1)(2)	Percent of Total Options Granted to Employees in Fiscal Year(3)	Exercise Price ($/Sh)(4)	Expiration Date
					5%($)	10%($)
Bill Jasper	80,000	3.56	$19.20	6/16/2015	$965,982	$2,447,988
Janet Daly*	10,000	0.44	$19.20	6/16/2015	$120,748	$305,999
Marty Jaffe	60,000	2.67	$19.20	6/16/2015	$724,487	$1,835,991
Ed Schummer	50,000	2.22	$19.20	6/16/2015	$603,739	$1,529,993
David Watts	30,000	1.33	$19.20	6/16/2015	$362,243	$917,996

*	Effective October 24, 2005, Ms. Daly resigned as Chief Financial Officer and transitioned to a non-executive officer position, Vice President, Finance Projects.
(1)	Options were granted under our 2005 Stock Plan and have a term of ten years, subject to earlier termination relating to termination of employment.
(2)	Options become exercisable in four equal annual installments beginning on July 1, 2006, the first anniversary of the vesting commencement date, and under certain circumstances in connection with a change in control of the Company.
(3)	The percentage is based on options to purchase an aggregate of 2,249,170 shares of our Class A Common Stock granted to our employees during fiscal 2005.
(4)	The exercise price is equal to the fair market value of our Class A Common Stock on the date of grant as determined by the closing price of our Class A Common Stock on the day the option was granted as reported by the NYSE.
(5)	The amounts shown in the table as potential realizable value represent hypothetical gains that could be achieved if options are exercised at the end of the option term. The assumed 5% and 10% rates of stock price appreciation are provided in accordance with SEC rules and do not represent our estimate or projection of the future stock price. Potential realizable values are net of exercise price.

Aggregated Option Exercises in Last Fiscal Year

And Fiscal Year End Option Values

				Number of Securities Underlying Unexercised Options at September 30, 2005 (#)	Value of Unexercised In-the-Money Options at September 30, 2005 ($)(1)
Name	Shares Acquired on Exercise (#)	Value Realized ($)		Exercisable/ Unexercisable	Exercisable/ Unexercisable
Bill Jasper	44,610	$746,771	(2)	287,500/880,000	$4,053,250/$11,238,500
Janet Daly*	12,470	$208,748	(2)	46,875/141,250	$660,188/$1,842,375
Marty Jaffe	—	—		63,750/220,000	$902,775/$2,247,700
Ed Schummer	—	—		149,780/222,500	$2,170,857/$2,431,950
David Watts	33,750	$727,988	(3)	106,150/190,000	$1,527,751/$2,247,700

*	Effective October 24, 2005, Ms. Daly resigned as Chief Financial Officer and transitioned to a non-executive officer position, Vice President, Finance Projects.
(1)	Calculated on the basis of the fair market value of the underlying securities at September 30, 2005 ($16.00 per share) minus the exercise price.
(2)	Options were exercised prior to our initial public offering and the value realized is calculated on the basis of our initial public offering price of $18.00 minus the exercise price.
(3)	Options were exercised following our initial public offering and the value realized is calculated on the basis of the fair market value of the underlying securities at the exercise date minus the exercise price.

Employment Agreements and Change in Control Arrangements

Employment Agreements

Marty Jaffe, our Executive Vice President, Business Affairs, executed an offer letter dated September 28, 2000, effective as of November 1, 2000. Mr. Jaffe’s fiscal 2005 base salary was $357,287. He is eligible for annual bonus compensation under our annual incentive plan as well as a discretionary bonus. In the event Mr. Jaffe’s employment terminates without cause, he will be entitled to receive severance equal to twelve months of his then current salary.

In January 2005, we entered into an employment transition agreement with Janet Daly, our then Chief Financial Officer and Vice President, in connection with her announcement of her intention to retire as our Chief Financial Officer prior to the end of calendar 2005. Effective October 24, 2005, Ms. Daly transitioned to Vice President, Finance Projects and her annual salary decreased to $275,000. In the event that Ms. Daly were to work for us on a part-time basis, her salary would be pro-rated to reflect her part-time employment status. Under the terms of her agreement, all options held by Ms. Daly as of December 31, 2004 became fully vested and exercisable on December 31, 2005.

Change in Control Arrangements

Our 2000 Stock Incentive Plan and 2005 Stock Plan provide for the acceleration of vesting of awards in certain circumstances in connection with or following a change in control of the Company.

Equity Compensation Plan Information

The following table sets forth information regarding outstanding options and shares reserved for future issuance under our equity compensation plans as of September 30, 2005:

	Class of Common Stock	Number of securities to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan Category		(a)	(b)	(c)
Equity compensation plans approved by security holders (1)	Class A	1,375,920	$19.19	5,624,080	(2)
	Class B	10,544,885	$2.15	134,690	(3)

Equity compensation plans not approved by security holders	Class A	—	—	—
	Class B	—	—	—

Total	Class A	1,375,920	$19.19	5,624,080	(2)
	Class B	10,544,885	$2.15	134,690	(3)

(1)	Consists of the 2000 Stock Incentive Plan, the 2005 Stock Plan and the Employee Stock Purchase Plan.
(2)	Includes 1,000,000 shares available for issuance under the Company’s Employee Stock Purchase Plan.
(3)	Includes 134,690 shares available for issuance under the 2000 Stock Incentive Plan. Our Board of Directors decided not to grant any additional options under the 2000 Stock Incentive Plan following the completion of our initial public offering on February 17, 2005.

2000 Stock Incentive Plan

Effective October 2000, we adopted the 2000 Stock Incentive Plan. The 2000 Stock Incentive Plan, as amended in April 2004 and September 2004, provides for the issuance of incentive and nonqualified stock options to employees, directors and consultants of Dolby Laboratories to purchase up to 15.1 million shares of Class B Common Stock. Under the terms of this plan, options become exercisable as established by the Board of Directors (generally ratably over four years), and generally expire ten years after the date of the grant. Options granted under the plan are generally granted at not less than fair market value at the date of grant, but the plan permits options to be granted at less than fair value. Our Board of Directors decided not to grant any additional options under the 2000 Stock Incentive Plan following the completion of our initial public offering on February 17, 2005.

2005 Stock Plan

In January 2005 our stockholders approved our 2005 Stock Plan, which our Board of Directors adopted in November 2004. The 2005 Stock Plan became effective on February 16, 2005, the day prior to the completion of our initial public offering. Our 2005 Stock Plan provides for the ability to grant incentive stock options, non-statutory stock options, restricted stock, stock appreciation rights (“SARs”), deferred stock units, performance units and performance shares. A total of 6,000,000 shares of our Class A Common Stock is authorized for issuance under the 2005 Stock Plan. Any shares subject to an award with a per share price less than the fair market value of our Class A Common Stock on the date of grant will be counted against the authorized share reserve as two shares for every one share subject to the award, and if returned to the 2005 Stock Plan, such shares will be counted as two shares for every one share returned.

See Proposal 2 for proposed changes to the 2005 Stock Plan.

Employee Stock Purchase Plan

In January 2005, our Board of Directors adopted and our stockholders approved our Employee Stock Purchase Plan (“ESPP”) which allows eligible employees to have up to 10 percent of their eligible compensation withheld and used to purchase shares of our Class A Common Stock. The ESPP became effective on February 16, 2005, and the first purchase took place on November 15, 2005. For the first offering period, the plan provided for the purchase of shares at 95 percent of the lower of the Company’s initial public offering price of $18.00 or the closing price on the NYSE on the last day of the offering period. For subsequent offering periods, the purchase price will be 95 percent of the closing price on the NYSE on the last day of the purchase period. With the exception of the first offering period, offering periods generally start on the first day on or after May 15th and November 15th of each year. A total of 1,000,000 shares of our Class A Common Stock are authorized for sale under the ESPP.

REPORT OF THE COMPENSATION COMMITTEE

OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

This report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 (the “Securities Act”) or under the Exchange Act, except to the extent the Company specifically incorporates this report by reference, and shall not otherwise be deemed filed under such Acts.

Compensation Philosophy and Objectives

The Company’s compensation program is vital to its success. The Compensation Committee believes that compensation of the Company’s executive officers should:

•	Provide a competitive total compensation package that enables the Company to attract, motivate and retain, on a long-term basis, high caliber personnel;

•	Encourage creation of stockholder value and achievement of strategic corporate objectives;

•	Recognize individual initiative, effort and accomplishment;

•	Provide a total compensation program, which includes elements of both annual and long-term compensation, to focus management on the Company’s annual and long-term corporate objectives and strategy; and

•	Align the interests of management and stockholders and enhance stockholder value by providing management with longer-term incentives through equity ownership by management.

We base compensation on the level of job responsibility, individual performance, and Company performance. As employees progress to higher levels in the organization, an increasing proportion of their pay is linked to Company performance.

Key Elements of Executive Compensation

For fiscal 2005, the primary components of the executive officers’ compensation were base salary, bonus and stock options. To ensure that the primary components of the Company’s compensation structure reflected the Compensation Committee’s philosophy, the Compensation Committee consulted with an independent outside consultant, Watson Wyatt & Company, to review the Company’s salary, bonus and equity programs and to recommend to the Compensation Committees any appropriate changes to the overall compensation program.

Compensation levels for executive officers were largely determined through a competitive analysis of 14 public companies as a primary external reference peer group, as well as review of published surveys. The peer group was chosen based on industry and business focus and was comprised of the following companies: Harman International, Scientific-Atlanta, Inc., Avid Technology, Inc., Polycom, Inc., Macromedia, Inc., Pinnacle Systems, Inc., RealNetworks, Inc., DSP Group, Inc., Macrovision Corporation, IMAX Corporation, InterDigital Communications Corporation, Digimarc Corporation, InterVideo, Inc. and DTS, Inc.

To the extent possible, comparisons with the peer group were made on an executive officer level position-by-position basis. Elements of compensation compared included: base salary, annual bonus as a percentage of base salary, total cash compensation, long-term incentives, total equity holdings and total direct compensation (total cash compensation plus expected value of long-term incentives). The Compensation Committee also considered the recommendations of the Company’s Chief Executive Officer with respect to the compensation of other executive officers.

Base Salary

Base salary and total cash compensation (salary plus bonus) for the Company’s executive officers is generally targeted at the 60th to 75th percentile range of the peer group. Base salaries are paid on a calendar year basis. In establishing base salaries for calendar 2005 the Compensation Committee considered, among other things, the Company’s achievement of financial objectives, achievements in marketing, development of digital cinema products, building an infrastructure to support being a public company, and preparing for lead free manufacturing in fiscal 2004, as well as the individual contributions and achievements of each executive officer in fiscal 2004. Actual compensation is based on an evaluation of job responsibilities for the position, comparisons of compensation levels, Company achievements and individual performance. Individual performance is evaluated by reviewing organizational and management development progress against individual contributions and achievements. Compensation levels for the executive officers are competitive within a range that the Compensation Committee considers to be reasonable and necessary to attract and retain quality executives.

Bonus

At the beginning of fiscal 2005 and prior to our initial public offering, the Compensation Committee recommended and the Board approved for our executive officers Company performance objectives for fiscal 2005 related to the achievement of a certain level of revenue and pre-tax margin, and individual performance objectives for each executive officer, including management objectives related to business development, research expansion, new product introduction, and internal controls and procedures depending on the particular officer. For fiscal 2005, the independent members of the Board of Directors awarded a cash bonus to our Chief Executive Officer, and the full Board of Directors awarded cash bonuses to the other executive officers, both at the recommendation of the Compensation Committee. The bonuses were based on the extent to which Company objectives and individual objectives were achieved.

In fiscal 2005, this incentive compensation had two distinct components: a profit sharing component, in which the executive officer received 5% of his or her base salary if we achieved 100% of overall profit goals, and a performance reward component, in which the executive officer received a bonus based on both Company and individual performance objectives. The performance reward bonus was also calculated as a percentage of the executive officer’s base salary. Our executive officers’ bonus target amounts for fiscal 2005 were 70% of base salary for our Chief Executive Officer and 45% to 50% of base salary for our other executive officers. For our executive officers, including our Chief Executive Officer, 75% of the total performance reward bonus was tied to achievement of Company performance objectives and 25% to achievement of individual performance objectives.

The actual bonus amount paid to each executive officer was based on the extent to which the performance objectives were met. Bonuses payable could range from 75% to 200% of the targeted amount for the Company performance-based bonus, and up to 100% of the targeted amount for the individual performance-based bonus. Although the annual incentive plan provided for discretion for fiscal 2005 in awarding bonuses in excess of the maximum individual performance-based bonus if we did not reach our Company performance objectives, this discretion was not exercised for executive officer bonuses.

Pursuant to a delegation of authority by the Company’s Board of Directors, the Compensation Committee, which is currently comprised of all of the independent members of the Company’s Board of Directors, has approved the Company performance objectives and individual performance objectives for our executive officers for fiscal 2006 and, going forward, will have the authority to approve the Company performance objectives and individual performance objectives for our executive officers.

Stock Options

Long-term incentive compensation for the Company’s executive officers is generally targeted at the 25th percentile of the peer group.

The Company’s 2005 Stock Plan and 2000 Stock Incentive Plan are administered by the Compensation Committee. However, the Board of Directors has delegated to both the Chief Executive Officer and the Stock Plan Committee the authority to grant equity-based awards to employees and consultants who are not executive officers or directors of the Company within guidelines for the size of grants to particular levels of employees or consultants established by the Company and approved by the Board of Directors. The Compensation Committee believes that by providing those persons who have substantial responsibility for the management and growth of the Company with an opportunity to increase their ownership of Company stock, the best interests of stockholders and executives will be closely aligned. Therefore, executive officers, as well as employees and consultants, are eligible to receive stock options under the 2005 Stock Plan from time to time, giving them the right to purchase shares of Common Stock of the Company at a specified price. Prior to the Company’s initial public offering, the Board of Directors decided not to grant any additional options under our 2000 Stock Incentive Plan.

In fiscal 2005, the Compensation Committee awarded a total of 355,000 options to our Chief Executive Officer and the other executive officers. The total amount of options granted to our executive officers in fiscal 2005 represented 15.8% of the total amount of options granted to all employees in fiscal 2005. In determining the amount of stock options granted to an individual executive, the Compensation Committee considered such factors as awards previously granted, outstanding awards, the vesting schedule of outstanding awards, the aggregate total of all outstanding awards and the relative quantity of awards offered by companies within the peer group to executives in comparable positions.

Other Elements of Compensation

Other elements of the Company’s executive officer compensation program include an Employee Stock Purchase Plan and profit-sharing and matching 401(k) plan contributions under the Company’s retirement plan. Although the Company maintains a senior executive supplemental retirement plan, the Company ceased making contributions to the plan in fiscal 2004.

Fiscal 2005 CEO Compensation

In establishing Mr. Jasper’s compensation for fiscal 2005, we applied the principles outlined above in the same manner as they were applied to the other executives. As part of this process, the Compensation Committee considered the recommendations of its independent outside consultant as well as the historical compensation levels paid to chief executive officers by those companies selected for peer group comparison. Mr. Jasper’s salary for calendar 2005 was $600,000, which was unchanged from his salary for calendar 2004. Due to an extra pay period in fiscal 2005 (53 weeks in fiscal 2005 versus 52 weeks in fiscal 2004), Mr. Jasper’s salary for fiscal 2005 was $611,539.

In determining Mr. Jasper’s annual bonus for fiscal 2005, the Compensation Committee evaluated his performance for fiscal 2005 and made a recommendation to the independent members of the Board of Directors. In this regard, the Compensation Committee considered the Company’s achievement of a certain level of revenue and pre-tax margin in fiscal 2005 and Mr. Jasper’s accomplishment of objectives that had been established at the beginning of the fiscal year relating to enhancing our leadership in broadcast applications, enhancing the Dolby brand, taking our digital cinema product line to market, and progress towards adoption of Dolby technologies in China.

Based on the formulas for Mr. Jasper’s profit sharing and performance reward components described above and the Compensation Committee’s recommendation, the independent members of the Board of Directors granted Mr. Jasper a bonus of $383,078 for his efforts in fiscal 2005. This placed Mr. Jasper’s salary and bonus compensation within the 60th to 75th percentile target range of historical salaries and bonus compensation paid by those companies selected for peer group comparison.

In recognition of the Company’s achievement of financial objectives, achievements in marketing, development of digital cinema products, building an infrastructure to support being a public company, and preparing for lead free manufacturing in fiscal 2004, in fiscal 2005, the Compensation Committee awarded 80,000 options to our Chief Executive Officer. In addition, the Compensation Committee considered the factors discussed under Stock Options above. The total amount of options granted to our Chief Executive Officer in fiscal 2005 represented 3.6% of the total amount of options granted to all employees in fiscal 2005.

The Compensation Committee believes that Mr. Jasper’s performance in fiscal 2005 met its expectations. Under Mr. Jasper’s leadership, the Company achieved record revenue in fiscal 2005, a 13% increase over fiscal 2004 revenue as well as strong pre-tax margin in fiscal 2005. In addition, during fiscal 2005 the Company successfully completed its initial public offering raising over $263 million. The Compensation Committee considers Mr. Jasper’s overall compensation level for fiscal 2005 to be competitive, reasonable and necessary.

Mr. Jasper is a member of the Board of Directors, but he did not participate in Board or Compensation Committee deliberations regarding the setting of his compensation for fiscal 2005.

Miscellaneous

The Company’s policy generally is to attempt to qualify compensation, including stock options and annual incentive bonuses, awarded or paid to executive officers for deductibility under Section 162(m) of the Code. However, interpretations of and changes in applicable tax laws and regulations as well as other factors beyond the Compensation Committee’s control also can affect deductibility of compensation. For these and other reasons, the Compensation Committee has determined that it may not necessarily seek to limit executive compensation to that deductible under Section 162(m) of the Code.

Compensation Committee

Peter Gotcher, Chairman

Sanford Robertson

Roger Siboni

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

This report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent the Company specifically incorporates this report by reference, and shall not otherwise be deemed filed under such Acts.

The Audit Committee of the Board of Directors is comprised of three directors, each of whom qualifies as “independent” under the current listing requirements of the NYSE. The current members of the Audit Committee are Peter Gotcher, Sanford Robertson and Roger Siboni. The Audit Committee acts pursuant to a written charter that was originally adopted by the Board of Directors on November 3, 2004 and is included with this Proxy Statement as Appendix A.

In performing its functions, the Audit Committee acts in an oversight capacity and relies on the work and assurances of (i) the Company’s management, which has the primary responsibility for financial statements and reports and the Company’s internal controls, and (ii) the independent registered public accounting firm, which, in its report, expresses an opinion on the conformity of the Company’s annual financial statements with accounting principles generally accepted in the United States. It is not the duty of the Audit Committee to plan or conduct audits, to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles, or to assess the Company’s internal control over financial reporting.

Within this framework, the Audit Committee has reviewed and discussed with management the Company’s audited financial statements as of and for the fiscal year ended September 30, 2005 and the Company’s internal control over financial reporting. The Audit Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended. In addition, the Audit Committee has received the written disclosures from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, has discussed with the independent registered public accounting firm, KPMG LLP, the independence of that firm and has considered whether the provision of non-audit services was compatible with maintaining the independence of that firm.

Based upon these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2005.

Audit Committee

Roger Siboni, Chairman

Peter Gotcher

Sanford Robertson

STOCK PRICE PERFORMANCE GRAPH

The following graph illustrates a comparison of the total return of the Company’s Class A Common Stock with the total return for the New York Stock Exchange Composite Index (the “NYSE Composite”) and the Russell 3000 Index (the “Russell 3000”) for the period from February 17, 2005 (the date the Company’s Class A Common Stock commenced trading on the NYSE) through September 30, 2005. The figures represented below assume an investment of $100 in the Company’s Class A Common Stock at the closing price on February 17, 2005 ($24.30) and in the NYSE Composite and the Russell 3000 on January 31, 2005 and the reinvestment of dividends into shares of common stock. The comparisons in the table are required by the SEC and are not intended to forecast or be indicative of possible future performance of the Company’s Class A Common Stock.

	Cumulative Total Return
	2/17/05	2/28/05	3/31/05	4/29/05	5/31/05	6/30/05	7/29/05	8/31/05	9/30/05
DOLBY LABORATORIES, INC.	100.00	94.98	96.71	84.16	82.06	90.78	78.31	65.84	65.84
NYSE COMPOSITE	100.00	102.67	100.14	97.05	101.83	105.41	111.94	110.57	119.54
RUSSELL 3000	100.00	102.20	100.47	98.29	102.01	102.73	106.94	105.92	106.85

PROPOSAL 2

AMENDMENT AND RESTATEMENT OF THE 2005 STOCK PLAN

The Dolby Laboratories, Inc. 2005 Stock Plan (the “Plan”) was adopted by our Board of Directors in November 2004, approved by our stockholders in January 2005 and became effective on February 16, 2005, the day prior to the completion of our initial public offering.

On December 22, 2005, our Compensation Committee approved the amendment and restatement of the Plan, subject to stockholder approval, to permit certain future awards under the Plan to qualify as performance-based compensation under Section 162(m) of the Code and to permit the granting of performance cash bonus awards under the Plan.

The number of shares of the Company’s Class A Common Stock issuable under the Plan is not being increased.

Our executive officers and directors have an interest in the amendment and restatement of the Plan because they are eligible for awards under the Plan.

Summary of the Proposed Amendments

Section 162(m) of the Code (“Section 162(m)”) limits the federal income tax deductibility of compensation paid to the Company’s Chief Executive Officer and to each of its four other most highly compensated executive officers to $1 million in any one year. However, the Company may deduct compensation in excess of that amount if it qualifies as “performance-based compensation,” as defined in Section 162(m). As amended and restated, the Plan is designed to qualify certain awards under Section 162(m) as performance-based compensation, so that the Company may receive a federal income tax deduction for performance-based awards to its executive officers even if an executive’s compensation exceeds $1 million in that year. In order for future awards under the Plan to qualify as performance-based compensation, the Company’s stockholders must approve the changes to the Plan that specify the types of performance criteria that may be used as goals under the Plan and limit the number of securities and/or the dollar amount of performance bonus awards that may be granted to any individual in any fiscal year.

The Plan, as amended and restated, also authorizes the granting of cash bonus awards designed to be performance-based compensation under Section 162(m). Consequently, by approving the amended and restated Plan, Company stockholders will be approving the performance measures upon which specific performance goals applicable to certain awards may be based, limits on the numbers of shares or compensation that would be subject to certain awards, the ability for the Company to grant cash-based performance awards under the Plan and the other material terms of the awards described below.

The proposed changes to the Plan are described in further detail below.

Description of the Amended and Restated 2005 Stock Plan

The following description of the principal features of the amended and restated Plan is qualified in its entirety by reference to the text of the amended and restated Plan, which is attached as Appendix B to this Proxy Statement.

Purpose

The purpose of the Plan is to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees, directors and consultants, and to promote the success of the Company’s business.

Eligibility

Plan-eligible participants include employees, consultants and directors of the Company and its subsidiaries. As of December 13, 2005, approximately 834 employees (including two employee directors), three non-employee directors and three consultants were eligible to participate in the Plan.

Administration of Plan

The Compensation Committee administers the Plan. The administrator has the power to determine the terms of the awards, including the individuals to whom awards will be made, the type of awards, the amount of the awards, the exercisability of the awards, the form of consideration, if any, payable upon exercise. Additionally, the administrator makes all other determinations necessary or advisable for the administration of the Plan, including interpreting the Plan and any award agreements under the Plan. In addition, both the Stock Plan Committee and our CEO may act as Plan administrator in limited circumstances, as they have the authority to grant equity-based awards to employees and consultants who are not executive officers or directors of the Company within guidelines for the size of grants to particular levels of employees or consultants established by the Company and approved by the Board of Directors. In the case of awards intended to qualify as “performance-based compensation” within the meaning of Section 162(m), the Compensation Committee, which consists of two or more “outside directors” within the meaning of Section 162(m), approves such grants and the performance goals for any performance period. In the case of awards granted to certain executive officers that require the achievement of specified performance goals, following the completion of the performance period, the Compensation Committee will certify, to the extent required by Section 162(m), in writing whether, and to what extent, the performance goals for the performance period have been achieved.

Share Reserve

A total of 6,000,000 shares of our Class A Common Stock are authorized for issuance under the Plan. Any shares subject to an award with a per share price less than the fair market value of our Class A Common Stock on the date of grant are counted against the authorized share reserve as two shares for every one share subject to the award, and if returned to the Plan such shares are counted as two shares for every one share returned. Shares subject to awards that expire or are cancelled or forfeited will again become available for issuance under the Plan. Awards settled in cash or by shares withheld to satisfy the purchase price of an award or tax withholding obligations will not count against the authorized share reserve.

The Plan, prior to its amendment and restatement, did not limit the number of shares of the Company’s Class A Common Stock that could be issued to any one individual pursuant to options, SARs, restricted stock or performance grants. As amended and restated, the Plan contains annual grant limits intended to satisfy Section 162(m). Specifically, the maximum number of shares which could be issued to any one individual in any fiscal year pursuant to options, SARS, restricted stock, or performance shares is limited to 2,000,000, and the maximum which could be issued to any one individual in any fiscal year pursuant to the grant of performance units or performance bonus awards is $5,000,000. In addition, an individual may be granted options or SARs to purchase up to an additional 2,000,000 shares of Class A Common Stock in connection with his or her initial hiring by the Company.

The Compensation Committee will adjust the maximum number and type of securities that may be granted pursuant to the Plan, the limitations on annual grants to individuals or in connection with an individual’s initial hiring, as well as the number and type of securities subject to outstanding awards, the option price, grant price or other price of shares subject to outstanding awards, any performance conditions relating to shares and any other conditions of outstanding awards, in the event of a merger, reorganization, consolidation, recapitalization, liquidation, stock dividend, spin-off, stock split, reverse stock split, share combination, share exchange, extraordinary dividend, or any change in the corporate structure affecting our Class A Common Stock.

Awards

The Plan provides for the grant of incentive stock options, nonstatutory stock options, restricted stock, SARs, deferred stock units, performance units, performance shares and performance cash bonus awards. Set forth below is a general description of the types of awards that may be granted under the Plan. On December 15, 2005, the closing price of our Class A Common Stock on the NYSE was $18.43 per share.

Stock Options

The administrator determines the exercise price of options granted under the Plan, but with respect to nonstatutory stock options intended to qualify as “performance-based compensation” within the meaning of Section 162(m) and all incentive stock options, the exercise price must at least be equal to the fair market value of our Class A Common Stock on the date of grant. The term of an incentive stock option may not exceed ten years, except that with respect to any participant who owns 10% of the voting power of all classes of our outstanding stock, the term must not exceed five years and the exercise price must equal at least 110% of the fair market value on the grant date. The administrator determines the term of all other options.

Upon termination of a participant’s service with us or with a subsidiary of us, he or she may exercise his or her option for the period of time stated in the option agreement. Generally, if termination is due to death or disability, the option will remain exercisable for 12 months. In all other cases, the option will generally remain exercisable for three months. However, an option may never be exercised later than the expiration of its term.

Stock Appreciation Rights

SARs may be granted under the Plan. SARs allow the recipient to receive the appreciation in the fair market value of our Class A Common Stock between the exercise date and the date of grant. The administrator determines the terms of SARs, including when such rights become exercisable and whether to pay the increased appreciation in cash or with shares of our Class A Common Stock, or a combination thereof.

Restricted Stock

Restricted stock may be granted under the Plan. Restricted stock awards are shares of our Class A Common Stock that vest in accordance with terms and conditions established by the administrator. The administrator will determine the number of shares of restricted stock granted to any employee. The administrator may impose whatever conditions to vesting it determines to be appropriate. For example, the administrator may set restrictions based on the achievement of specific performance goals. Shares of restricted stock that do not vest are subject to our right of repurchase or forfeiture.

Deferred Stock Units

The Plan permits the grant of deferred stock units, which may consist of restricted stock, performance shares or performance unit awards that are paid out in installments or on a deferred basis, as determined in the administrator’s sole discretion and in accordance with rules and procedures established by the administrator. Deferred stock units may be settled in cash, shares of our Class A Common Stock or a combination of cash and our Class A Common Stock.

Performance-Based Compensation

Performance units, performance shares and performance cash bonuses may be granted under the Plan. Performance units, performance shares and performance cash bonuses are awards that will result in a payment to a participant only if performance goals established by the administrator are achieved or the awards otherwise vest. As described below, the administrator will establish organizational or individual performance goals in its discretion within the parameters of the Plan, which, depending on the extent to which they are met, will determine the degree of granting, vesting and/or payout value of performance units, performance shares and performance cash bonuses to be paid out to participants. Performance units will have an initial dollar value established by the administrator on or before the grant date. Performance shares will have an initial value equal to the fair market value of our Class A Common Stock on the grant date.

As originally adopted, the Plan did not provide for performance cash bonus awards, although the Company has historically granted performance cash bonus awards separately pursuant to our annual incentive plan. The addition of performance cash bonus awards to the Plan is intended to allow the Company to structure future cash bonus awards as performance-based compensation under Section 162(m). The Plan also did not provide specific measures for performance goals, but allowed the administrator to determine the performance goals applicable to an award using certain Company or individual performance measures. As amended and restated, the Plan provides specific measures from which the administrator may base performance goals. Specifically, performance goals to be used for awards shall be chosen from one or more of the following measures: (i) revenue, (ii) gross margin, (iii) operating margin, (iv) operating income, (v) pre-tax profit, (vi) earnings before interest, taxes and depreciation, (vii) net income, (viii) cash flow, (ix) expenses, (x) the market price of a share of our Class A Common Stock, (xi) earnings, (xii) return on stockholder equity, (xiii) return on capital, (xiv) product quality, (xv) economic value added, (xvi) number of customers, (xvii) market share, (xviii) return on investments, (xix) profit after taxes, (xx) customer satisfaction, (xxi) business divestitures and acquisitions, (xxii) supplier awards from significant customers, (xxiii) new product development, (xxiv) working capital, (xxv) individual objectives, (xxvi) time to market, (xxvii) return on net assets, and (xxviii) sales.

Prior to the beginning of any applicable performance period or such later date as permitted under Section 162(m), the Compensation Committee will establish one or more performance goals applicable to the awards of the executive officers covered by Section 162(m). The target levels with respect to these performance measures may be expressed on an absolute basis or relative to a standard specified by the Compensation Committee. The degree of attainment of these performance measures will, according to criteria established by the Compensation Committee, be computed before the effect of changes in accounting standards, restructuring charges and similar extraordinary items occurring after the establishment of the performance goals applicable to a performance award.

Following completion of the applicable performance period, the Compensation Committee will certify in writing, as to the executive officers covered by Section 162(m), the extent to which the applicable performance goals have been attained and the resulting value to be paid to each such executive officer. The Compensation Committee retains the discretion to eliminate or reduce, but not increase, the amount that would otherwise be payable to such executive officer on the basis of the performance goals attained. However, no such reduction may increase the amount paid to any other executive officer. Performance award payments may be made in lump sum or in installments. If any payment is to be made on a deferred basis, the Compensation Committee may provide for the payment of dividend equivalents or interest during the deferral period.

No performance award may be sold or transferred other than by will or the laws of descent and distribution prior to the end of the applicable performance period. The Company reserves the right to grant awards that do not qualify for the Section 162(m) performance-based exception.

Outside Director Awards

The Plan also provides for the automatic grant of nonstatutory stock options to our non-employee directors. Each non-employee director appointed to the Board, except for those inside directors who cease to be inside directors but remain non-employee directors, receive an initial option to purchase 20,000 shares. This initial option vests over three years at a rate of one-third upon each anniversary of the grant date, provided that the director continues to serve on the Board. In addition, on July 15, 2005 our non-employee directors received, and following each annual meeting of our stockholders beginning in 2006, those non-employee directors who have been directors for at least six months will receive, a subsequent option to purchase 10,000 shares. These subsequent options will vest over three years at a rate of one-third upon each anniversary of the grant date, provided that the director continues to serve on the Board. All options granted under the automatic grant provisions have a term of ten years and an exercise price equal to the fair market value of our Class A Common

Stock on the date of grant. The administrator may change the number of shares subject to the initial and subsequent options and the terms of such options, and may grant a different mix of equity awards of an equivalent value to such options as determined by our Board of Directors on the date of grant.

Effect of a Change in Control

The Plan provides that in the event of a “change in control” of the Company the successor corporation will assume, substitute an equivalent award, or replace with a cash incentive program each outstanding award under the Plan. With respect to awards made to a non-employee director, such awards will become fully vested and exercisable immediately prior to the change in control. With respect to awards made to our employees and consultants, such awards will be subject to an accelerated vesting schedule equal to one year of additional vesting for each year of service the employee or consultant provided to us on the date, following a change in control, if such employee or consultant is terminated by us or a successor to us without “cause” or if such employee or consultant resigns for “good reason,” provided that the termination or resignation occurs within the 12 months following a change in control. If there is no assumption, substitution or replacement with a cash incentive program of outstanding awards, such awards will become fully vested and exercisable immediately prior to the change in control unless otherwise determined by the administrator, and the administrator will provide notice to the recipient that he or she has the right to exercise such outstanding awards for a period of 15 days from the date of the notice. The awards will terminate upon the expiration of the 15-day period.

Transferability

Unless otherwise permitted by the administrator, the Plan generally does not allow for the transfer of awards, and, consequently, only the recipient of an award generally may exercise an award during his or her lifetime. The Company has granted non-statutory stock options under the Plan to its executive officers and directors that permit transfers for estate planning purposes.

Termination and Amendment

The Plan will automatically terminate in November 2014, unless we terminate it sooner. In addition, the Compensation Committee has the authority to amend, suspend or terminate the Plan provided such action does not impair the rights of any participant. However, the Company intends to obtain stockholder approval with respect to any further amendments to the Plan to the extent required for awards under the Plan to continue to satisfy the requirements for “performance-based compensation” under Section 162(m), or as otherwise required by applicable law.

Summary of U.S. Federal Income Tax Consequences

The following summary is intended only as a general guide to the U.S. federal income tax consequences of participation in the Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

Incentive Stock Options. An optionee recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Code. Optionees who neither dispose of their shares within two years following the date the option was granted nor within one year following the exercise of the option will normally recognize a capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the shares. If an optionee satisfies such holding periods upon a sale of the shares, the Company will not be entitled to any deduction for federal income tax purposes. If an optionee disposes of shares within two years after the date of grant or within one year after the date of exercise (a “disqualifying disposition”), the difference between the fair market value of the shares on the determination date (see discussion under “Nonstatutory Stock Options” below) and the option exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the optionee upon the disqualifying disposition of the shares generally should be deductible by the Company for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code.

The difference between the option exercise price and the fair market value of the shares on the determination date of an incentive stock option (see discussion under “Nonstatutory Stock Options” below) is treated as an adjustment in computing the optionee’s alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to optionees subject to the alternative minimum tax.

Nonstatutory Stock Options. Options not designated or qualifying as incentive stock options will be nonstatutory stock options having no special tax status. An optionee generally recognizes no taxable income as the result of the grant of such an option. Upon exercise of a nonstatutory stock option, the optionee normally recognizes ordinary income in the amount of the difference between the option exercise price and the fair market value of the shares on the determination date (as defined below). If the optionee is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The “determination date” is the date on which the option is exercised unless the shares are subject to a substantial risk of forfeiture (as in the case where an optionee is permitted to exercise an unvested option and receive unvested shares which, until they vest, are subject to the Company’s right to repurchase them at the original exercise price upon the optionee’s termination of service) and are not transferable, in which case the determination date is the earlier of (i) the date on which the shares become transferable or (ii) the date on which the shares are no longer subject to a substantial risk of forfeiture. If the determination date is after the exercise date, the optionee may elect, pursuant to Section 83(b) of the Code, to have the exercise date be the determination date by filing an election with the Internal Revenue Service no later than 30 days after the date the option is exercised. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will be taxed as capital gain or loss. No tax deduction is available to the Company with respect to the grant of a nonstatutory stock option or the sale of the stock acquired pursuant to such grant. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the optionee as a result of the exercise of a nonstatutory stock option, except to the extent such deduction is limited by applicable provisions of the Code.

Stock Appreciation Rights. No taxable income is reportable when a SAR is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any shares of our Class A Common Stock received. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Restricted Stock Awards. A participant acquiring restricted stock generally will recognize ordinary income equal to the fair market value of the shares on the “determination date” (as defined above under “Nonstatutory Stock Options”). If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. If the determination date is after the date on which the participant acquires the shares, the participant may elect, pursuant to Section 83(b) of the Code, to have the date of acquisition be the determination date by filing an election with the Internal Revenue Service no later than 30 days after the date the shares are acquired. Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will be taxed as capital gain or loss. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.

Performance Bonus, Performance Shares and Performance Unit Awards. A participant generally will recognize no income upon the grant of a performance share, performance bonus or performance unit award. Upon the settlement and/or payment of such awards, participants normally will recognize ordinary income in the year of receipt in an amount equal to the cash received and the fair market value of any nonrestricted shares received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. If the participant receives shares of restricted stock, the participant generally will be taxed in the same manner as described above (see discussion under “Restricted Stock”). Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value on the “determination date” (as defined above under “Nonstatutory Stock Options”), will be taxed as capital gain or loss. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.

Deferred Stock Unit Awards. A participant generally will recognize no income upon the grant of a Deferred Stock Unit Award. Upon the settlement of such an award, the participant normally will recognize ordinary income in the year of settlement in an amount equal to the fair market value of any unrestricted shares of our Class A Common Stock received. Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will be taxed as capital gain or loss. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.

New Plan Benefits

The benefits and amounts that will be received by each of the Named Executive Officers, the executive officers as a group and all other employees under the Plan cannot be determined at this time because the administrator has full discretion to determine the number, type and value of awards under the Plan and the actual amounts will depend on who participates in the Plan, actual performance measured against the attainment of pre-established performance goals and the Compensation Committee’s discretion to reduce such amounts. See “Compensation of Directors” for a description of director compensation under the Plan.

The following table sets forth the following persons or groups who received (i) options to purchase the following numbers of shares of our Class A Common Stock under the Plan in fiscal 2005 and (ii) bonuses under the Dolby annual incentive plan earned in fiscal 2005.

Name	Number of Securities Underlying Options Granted Pursuant to the Plan	Bonus Awards Earned in Fiscal 2005 Pursuant to the Dolby Annual Incentive Plan*
Bill Jasper	80,000	$383,078
Janet Daly**	10,000	$133,123
Marty Jaffe	60,000	$173,218
Ed Schummer	50,000	$155,274
David Watts	30,000	$151,144
All current executive officers of the Company as a group	355,000	$1,406,856
All current directors who are not officers as a group	30,000	—
All employees and consultants of the Company (excluding executive officers) as a group	1,914,170	Not yet determined.

*	Bonuses paid pursuant to the Dolby annual incentive plan, not pursuant to the Plan.
**	Effective October 24, 2005, Ms. Daly resigned as Chief Financial Officer and transitioned to a non-executive position.

We did not grant any options under the Plan in fiscal 2005 to any associates of our current directors, executive officers or nominees for director. No single person received five percent of the options granted under the Plan in fiscal 2005.

The Compensation Committee has also established a fiscal year 2006 cash-based performance bonus program under the Plan which is intended to comply with Section 162(m). The Compensation Committee has established, to the extent required by Section 162(m) of the Code, the specific performance measurements and bonus parameters applicable to certain executive officers under the Plan for fiscal 2006 and has made the award of such cash performance bonuses subject to stockholder approval of this amended and restated Plan.

Proposal 2 requires the affirmative “FOR” vote of a majority of the voting power of the shares present and voting at the Annual Meeting in person or by proxy. Under the rules of the NYSE, brokers are prohibited from giving proxies to vote on equity compensation plans unless the beneficial owner of such shares has given voting instructions on the matter. This means that if your broker is the record holder of your shares, you must give voting instructions to your broker with respect to Proposal 2 if you want your broker to vote your shares on the matter.

The Board of Directors recommends a vote “FOR” the amendment and restatement of the Company’s 2005 Stock Plan to permit certain future awards under the Plan to qualify as performance-based compensation under Section 162(m) and to permit the granting of performance cash bonus awards under the Plan.

PROPOSAL 3

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed the firm of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 29, 2006. Representatives of KPMG LLP are expected to be present at the Company’s Annual Meeting. They will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

Principal Accountant Fees and Services

The following table sets forth the aggregate fees billed or expected to be billed by KPMG LLP for audit and other services rendered.

	Fiscal Years Ended
	2005	2004
Audit Fees (1)	$875,355	$862,000
Audit-Related Fees (2)	990,179	293,000
Tax Fees (3)	—	—
All Other Fees (4)	13,658	—

	$1,879,192	$1,155,000

(1)	Audit fees consist of fees incurred for professional services rendered for the audit of our annual consolidated financial statements, review of our quarterly consolidated financial statements and foreign statutory audits and services that are normally provided by KPMG LLP in connection with statutory and regulatory filings or engagements.
(2)	Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” In fiscal 2004, this consisted principally of documentation assistance procedures to meet the requirements of the Sarbanes-Oxley Act of 2002. In fiscal 2005, this consisted primarily of accounting advice and consultations related to our initial public offering, as well as documentation assistance procedures to meet the requirements of the Sarbanes-Oxley Act of 2002.
(3)	The Company generally does not engage KPMG LLP for tax services.
(4)	All other fees consist of fees billed in connection with audits of our licensees. In addition, the Company has prepaid $76,342 for similar services, but KPMG LLP had not yet rendered such services in fiscal 2005.

The Audit Committee considered whether the provision of services other than audit services is compatible with maintaining KPMG LLP’s independence.

Pre-Approval Policies and Procedures

The Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the Company’s independent registered public accounting firm.

All services and fees provided to the Company by KPMG LLP in fiscal 2005 were pre-approved by the Audit Committee.

Required Vote

Ratification requires the affirmative vote of a majority of the voting power of the shares present and voting at the Annual Meeting in person or by proxy. Stockholder ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm is not required by the Company’s Bylaws or otherwise. However, the Board is submitting the selection of KPMG LLP to the stockholders for ratification as a matter of corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.

The Board of Directors recommends a vote “FOR” ratification of KPMG LLP as the Company’s independent registered public accounting firm.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors and persons who beneficially own more than 10% of the Company’s Class A Common Stock (collectively, “Reporting Persons”) to file reports of beneficial ownership and changes in beneficial ownership with the SEC and the NYSE. Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on our review of such reports received or written representations from certain Reporting Persons, the Company believes that during the fiscal year ended September 30, 2005 all Reporting Persons complied with all applicable reporting requirements, except that Janet Daly was one business day late in reporting an option grant.

STOCKHOLDER PROPOSALS FOR THE 2007 ANNUAL MEETING

The deadline for submitting a stockholder proposal for inclusion in the Company’s proxy statement and form of proxy for the Company’s 2007 Annual Meeting of Stockholders pursuant to Rule 14a-8 of the Exchange Act is September 19, 2006.

Our Bylaws contain additional advance notice requirements, including requirements with respect to advance notice of stockholder proposals. Under our Bylaws, a stockholder proposal will be ineligible for presentation at the meeting unless the stockholder gives timely notice of the proposal in writing to the Secretary of the Company at the principal executive offices of the Company and otherwise complies with the provisions of the Company’s Bylaws. To be timely, the Company’s Bylaws provide that such stockholder’s notice must be delivered to or mailed and received by the secretary of the Company at the principal executive offices of the Company not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the anniversary date of the immediately preceding annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first.

ANNUAL REPORT

The Company will furnish without charge, upon written request of any person who was a stockholder or beneficial owner of Common Stock at the close of business on January 9, 2006, a copy of the Company’s Annual Report on Form 10-K, including the financial statements and the financial statement schedules. The written request should be sent to: Investor Relations Department, Dolby Laboratories, Inc., 100 Potrero Avenue, San Francisco, CA 94103-4813.

Whether you intend to be present at the Annual Meeting or not, we urge you vote by using the internet or telephone, or signing and mailing the enclosed proxy promptly.

By order of the Board of Directors.

/s/ Bill Jasper
Bill Jasper
President and Chief Executive Officer

January 17, 2006

Appendix A

Audit Committee Charter

DOLBY LABORATORIES, INC.

AUDIT COMMITTEE CHARTER

(As adopted November 3, 2004)

PURPOSE

The primary functions of the Audit Committee are to assist the Board of Directors of Dolby Laboratories, Inc. in monitoring (1) the integrity of Dolby’s financial statements, (2) Dolby’s compliance with legal and regulatory requirements, (3) the independent auditors’ qualifications and independence, (4) the performance of Dolby’s internal audit function and independent auditors and (5) Dolby’s system of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established.

The Audit Committee shall also prepare the report required by the rules of the Securities and Exchange Commission to be included in Dolby’s annual proxy statement.

MEMBERSHIP REQUIREMENTS

The Audit Committee shall consist of at least three members of the Board. The members of the Audit Committee shall meet the independence requirements of the New York Stock Exchange and the rules and regulations of the SEC.

Each member of the Audit Committee must be financially literate, as such qualification is interpreted by Dolby’s Board in its business judgment. At least one member of the Audit Committee must have accounting or related financial management expertise, as Dolby’s Board interprets such qualification in its business judgment. Audit Committee members shall not serve on the audit committee of more than three other publicly traded companies unless the Board determines in advance that the simultaneous service does not impair such Audit Committee member’s ability to effectively serve on the Audit Committee and makes the related required disclosure in Dolby’s annual proxy statement.

The members of the Audit Committee shall be appointed by the Board upon recommendation of the Nominating and Governance Committee. Audit Committee members may be replaced by the Board.

AUTHORITY AND RESPONSIBILITIES

•	The Audit Committee shall appoint and oversee the work of the independent auditors, approve the compensation of the independent auditors and review and, if necessary, discharge the independent auditors. In this regard, the independent auditors shall report directly to the Audit Committee, and the Audit Committee shall have the sole authority to approve the hiring and discharging of the independent auditors, all audit engagement fees and terms and, to the extent permissible, all non-audit engagements with the independent auditors.

•	The Audit Committee shall pre-approve (or, where permitted under the rules of the SEC, subsequently approve) engagements of the independent auditors to render audit or non-audit services and/or establish pre-approval policies and procedures for such engagements, provided that (A) such policies and procedures are detailed as to the particular services rendered, (B) the Audit Committee is informed of each such service and (C) such policies and procedures do not include delegation to management of the Audit Committee’s responsibilities under the Securities Exchange Act of 1934.

•	The Audit Committee shall evaluate, at least annually, the independent auditors’ qualifications, performance and independence, which evaluation shall include a review and evaluation of the lead partner of the independent auditors and consideration of whether there should be rotation of the lead audit partner or the auditing firm, and take appropriate action to oversee the independence of the independent auditors. In making its evaluation, the Audit Committee should take into account the opinions of management and Dolby’s internal auditors and the report delivered by the independent auditors described in the following provision.

•	The Audit Committee shall, at least annually, obtain and review a report by the independent auditors describing: (A) the audit firm’s internal quality-control procedures; (B) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the audit firm, and any steps taken to deal with any such issues; (C) all relationships between the independent auditors and Dolby to enable the Audit Committee to assess the auditors’ independence; and (D) any other matters required to be included in a letter from the independent auditors pursuant to Independence Standards Board Standard No. 1.

•	The Audit Committee shall set clear hiring policies for employees or former employees of Dolby’s independent auditors.

•	The Audit Committee shall review, in consultation with the independent auditors, the annual audit plan and scope of audit activities and monitor such plan’s progress.

•	The Audit Committee shall discuss and, as appropriate, review with management and the independent auditors Dolby’s annual and quarterly financial statements and annual and quarterly reports on Forms 10-K and 10-Q, including Dolby’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” discuss with the independent auditors any other matters required to be discussed by Statement on Auditing Standards 61 and recommend to the Board whether the audited financial statements and management’s discussion and analysis should be included in Dolby’s Form 10-K or 10-Q.

•	The Audit Committee shall discuss with management, the internal auditor and the independent auditors significant financial reporting issues and judgments made in connection with the preparation of Dolby’s financial statements, including the review of (A) major issues regarding accounting principles and financial statement presentations, including any significant changes in Dolby’s selection or application of accounting principles, and major issues as to the adequacy of Dolby’s internal controls and any special audit steps adopted in light of material control deficiencies; (B) analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; (C) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on Dolby’s financial statements; and (D) the type and presentation of information to be included in earnings press releases, as well as any financial information and earnings guidance to be provided to analysts and rating agencies.

•	The Audit Committee shall receive, review and discuss quarterly reports from the independent auditors on (A) the major critical accounting policies and practices to be used; (B) significant alternative treatments of financial information within GAAP that have been discussed with management; (C) ramifications of the use of such alternative disclosures and treatments; (D) any treatments preferred by the independent auditors; and (E) other material written communications between the independent auditors and management, such as any management letter or schedule of unadjusted differences.

•	The Audit Committee shall review on a regular basis with the Company’s independent auditors any problems or difficulties encountered by the independent auditors in the course of any audit work, including management’s response with respect thereto, any restrictions on the scope of the independent auditors’ activities or on access to requested information, and any significant disagreements with management. The Audit Committee shall resolve any disagreements between management and the independent auditors regarding financial reporting.

•	The Audit Committee shall discuss with management and the independent auditors any correspondence with regulators or governmental agencies and any published reports that raise material issues regarding Dolby’s financial statements or accounting policies.

•	The Audit Committee shall discuss, in a general manner, earnings press releases and financial information and earnings guidance to be provided to analysts and rating agencies, including the proposed use of any “pro forma” or “adjusted” non-GAAP information.

•	The Audit Committee shall discuss guidelines and policies with respect to risk assessment and risk management.

•	The Audit Committee shall discuss with Dolby’s general counsel legal matters that may have a material impact on the financial statements or Dolby’s compliance procedures.

•	The Audit Committee shall review the adequacy and effectiveness of Dolby’s internal control policies and procedures on a regular basis, including the responsibilities, budget and staffing of Dolby’s audit function, as well as any special audit steps adopted in light of material control deficiencies, through inquiry and discussions with Dolby’s independent auditors and management. In addition, the Audit Committee shall review the reports prepared by management, and attested to by Dolby’s independent auditors, assessing the adequacy and effectiveness of Dolby’s internal controls and procedures, prior to the inclusion of such reports in Dolby’s periodic filings as required under SEC rules. The Audit Committee shall review disclosures regarding Dolby’s internal controls that are required to be included in SEC reports.

•	The Audit Committee shall establish procedures for receiving, retaining and treating complaints received by Dolby regarding accounting, internal accounting controls or auditing matters and procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

•	The Audit Committee shall review, approve and monitor the portions of Dolby’s code of ethics applicable to its senior financial officers.

•	The Audit Committee shall review on a regular basis management’s assessment (and the basis therefore) of the adequacy and effectiveness of Dolby’s system of disclosure controls and procedures, including by meeting periodically with the Company’s management, independent auditors and legal counsel to review their assessment of such disclosure controls and procedures and to review, before its release, the disclosure regarding such system of disclosure controls and procedures required under SEC rules to be contained in the Company’s periodic filings.

•	The Audit Committee shall act as Dolby’s Qualified Legal Compliance Committee (“QLCC”) for the purposes of internal and external attorney reporting under SEC rules. The Audit Committee shall establish procedures for the confidential receipt, retention and consideration of any attorney report to the QLCC.

•	The Audit Committee shall make regular reports to the Board, which reports shall include any issues that arise with respect to the quality or integrity of Dolby’s financial statements, Dolby’s compliance with legal or regulatory requirements, the performance and independence of Dolby’s independent auditors or the performance of the internal audit function.

•	At least annually, the Audit Committee shall evaluate its performance. The Audit Committee shall deliver to the Board a report setting forth the results of its evaluation, including any recommended changes to Dolby’s, the Board’s or the Audit Committee’s own policies or procedures.

•	The Audit Committee shall review and reassess the adequacy and scope of this Charter annually and recommend any proposed changes to the Board for approval.

•

The Audit Committee shall have the authority to engage independent counsel and other advisers, as it determines necessary to carry out its duties. Dolby shall provide for appropriate funding, as determined by the Audit Committee, for payment of (1) compensation to the independent auditors engaged for the purpose of preparing or issuing an audit report or performing other audit review or attest services for Dolby, (2) compensation to any advisers employed by the Audit Committee and (3) ordinary administrative expenses of the Audit Committee that are necessary or appropriate for carrying out its duties.

•	Periodically, the Audit Committee shall meet separately with Dolby’s management, with the internal auditors and with the independent auditors.

•	The Audit Committee may form subcommittees for any purpose that the Audit Committee deems appropriate and may delegate to such subcommittees such power and authority as the Audit Committee deems appropriate. The Audit Committee shall not delegate to a subcommittee any power or authority required by law, regulation or listing standard to be exercised by the Audit Committee as a whole.

•	The Audit Committee will set its own schedule of meetings and will meet at least quarterly, with the option of holding additional meetings at such times as it deems necessary. The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board.

•	The Audit Committee shall perform such other functions as assigned by law, Dolby’s certificate of incorporation or bylaws or the Board.

LIMITATION OF AUDIT COMMITTEE’S ROLE

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that Dolby’s financial statements and disclosures are complete, accurate and in accordance with GAAP and applicable rules and regulations. These are the responsibilities of management and the independent auditors.

It is recognized that the members of the Audit Committee are not full-time employees of Dolby, that it is not the duty or responsibility of the Audit Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures or to set auditor independence standards, and that each member of the Audit Committee shall be entitled to rely on (i) the integrity of those persons and organizations within and outside Dolby from which the Audit Committee receives information and (ii) the accuracy of the financial and other information provided to the Audit Committee, in either instance absent actual knowledge to the contrary.

Appendix B

DOLBY LABORATORIES, INC.

2005 STOCK PLAN

Amended and Restated, Subject to Stockholder Approval on February 14, 2006

1. Purposes of the Plan. The purposes of this Plan are:

•	to attract and retain the best available personnel for positions of substantial responsibility,

•	to provide additional incentive to Employees, Directors and Consultants, and

•	to promote the success of the Company’s business.

The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Stock Appreciation Rights, Deferred Stock Units, Performance Units, Performance Bonus Awards and Performance Shares.

2. Definitions. As used herein, the following definitions will apply:

(a) “Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4 of the Plan.

(b) “Applicable Laws” means the requirements relating to the administration of equity-based awards or equity compensation programs under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

(c) “Award” means, individually or collectively, a grant under the Plan of Options, SARs, Restricted Stock, Deferred Stock Units, Performance Units, Performance Bonus Awards or Performance Shares.

(d) “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

(e) “Awarded Stock” means the Common Stock subject to an Award.

(f) “Board” means the Board of Directors of the Company.

(g) “Cause” means, with respect to the termination by the Company or a Related Entity of a Participant, that such termination is for “Cause” as such term is expressly defined in a then-effective written agreement between the Participant and the Company or a Related Entity, or in the absence of such then-effective written agreement and definition, is based on, in the determination of the Administrator, the Participant’s: (i) refusal or failure to act in accordance with any specific, lawful direction or order of the Company or a Related Entity; (ii) unfitness or unavailability for service or unsatisfactory performance (other than as a result of Disability); (iii) performance of any act or failure to perform any act in bad faith and to the detriment of the Company or Related Entity; (iv) dishonesty, intentional misconduct or material breach of any agreement with the Company or Related Entity; or (v) commission of a crime involving dishonesty, breach of trust, or physical or emotional harm to any person. At least 30 days prior to the termination of the Participant’s service pursuant to (i) or (ii) above, the Company or Related Entity shall provide the Participant with notice of the Company’s or Related Entity’s intent to terminate, the reason therefor, and an opportunity for the Participant to cure such defects in his or her service to the Company’s or Related Entity’s satisfaction. During this 30 day (or longer) period, no Award issued to the Participant under the Plan may be exercised or purchased.

(h) “Change in Control” means the occurrence of any of the following events:

(i) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) other than a Permitted Transferee (as defined in the Company’s Amended and Restated Certificate of

Incorporation) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities; or

(ii) The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; or

(iii) A change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” means directors who either (A) are Directors as of the effective date of the Plan, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or

(iv) The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

(i) “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein will be a reference to any successor or amended section of the Code.

(j) “Committee” means a committee of Directors or other individuals satisfying Applicable Laws appointed by the Board in accordance with Section 4 of the Plan.

(k) “Common Stock” means the Class A Common Stock of the Company, or in the case of certain Stock Appreciation Rights or Performance Units, the cash equivalent thereof.

(l) “Company” means Dolby Laboratories, Inc., a Delaware corporation, or any successor thereto.

(m) “Consultant” means any person, including an advisor, engaged by the Company or a Related Entity to render services to such entity.

(n) “Deferred Stock Unit” means an Award that the Administrator permits to be paid in installments or on a deferred basis pursuant to Sections 4 and 13 of the Plan.

(o) “Director” means a member of the Board.

(p) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

(q) “Dividend Equivalent” means a credit, made at the discretion of the Administrator, to the account of a Participant in an amount equal to the cash dividends paid on one Share for each Share represented by an Award held by such Participant.

(r) “Employee” means any person, including Officers and Directors, employed by the Company or a Related Entity. Neither service as a Director nor payment of a director’s fee by the Company or Related Entity will be sufficient to constitute “employment” by the Company or Related Entity.

(s) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(t) “Fair Market Value” means, as of any date and unless the Administrator determines otherwise, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The

Nasdaq Stock Market, its Fair Market Value will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock will be the mean between the high bid and low asked prices for the Common Stock for the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii) In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator.

(iv) Notwithstanding the preceding, for federal, state, and local income tax reporting purposes and for such other purposes as the Administrator deems appropriate, the Fair Market Value shall be determined by the Administrator in accordance with uniform and nondiscriminatory standards adopted by it from time to time.

(u) “Good Reason” means the occurrence following a Change in Control of any of the following events or conditions unless consented to by the Participant:

(i) a reduction in the Participant’s base salary to a level below that in effect at any time within six (6) months preceding the consummation of a Change in Control or at any time thereafter; or

(ii) requiring the Participant to be based at any place outside a 50-mile radius from the Participant’s job location or residence prior to the Change in Control except for reasonably required travel on business which is not materially greater than such travel requirements prior to the Change in Control.

(v) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(w) “Inside Director” means a Director who is an Employee.

(x) “Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

(y) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(z) “Option” means a stock option granted pursuant to the Plan.

(aa) “Outside Director” means a Director who is not an Employee.

(bb) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(cc) “Participant” means the holder of an outstanding Award.

(dd) “Performance-Based Award” means any Award that are subject to the terms and conditions set forth in Section 12. All Performance-Based Awards are intended to qualify as qualified performance-based compensation under Section 162(m) of the Code.

(ee) “Performance Bonus Award” means a cash award set forth in Section 11.

(ff) “Performance Goals” means the goal(s) determined by the Administrator (in its discretion) to be applicable to a Participant with respect to an Award. As determined by the Administrator, the Performance Goals applicable to an Award may provide for a targeted level or levels of achievement using one or more of the following measures: (i) revenue, (ii) gross margin, (iii) operating margin, (iv) operating income, (v) pre-tax profit, (vi) earnings before interest, taxes and depreciation, (vii) net income, (viii) cash flow,

(ix) expenses, (x) the market price of the Share, (xi) earnings, (xii) return on stockholder equity, (xiii) return on capital, (xiv) product quality, (xv) economic value added, (xvi) number of customers, (xvii) market share, (xviii) return on investments, (xix) profit after taxes, (xx) customer satisfaction, (xxi) business divestitures and acquisitions, (xxii) supplier awards from significant customers, (xxiii) new product development, (xxiv) working capital, (xxv) individual objectives, (xxvi) time to market, (xxvii) return on net assets, and (xxviii) sales. The Performance Goals may differ from Participant to Participant and from Award to Award. Any criteria used may be measured, as applicable, (i) in absolute terms, (ii) in relative terms (including, but not limited to, passage of time and/or against another company or companies), (iii) on a per-share basis, (iv) against the performance of the Company as a whole or a segment of the Company, and (v) on a pre-tax or after-tax basis.

(gg) “Performance Share” means an Award granted to a Service Provider pursuant to Section 10 of the Plan.

(hh) “Performance Unit” means an Award granted to a Service Provider pursuant to Section 10 of the Plan.

(ii) “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, continued service, the achievement of Performance Goals, and/or the occurrence of other events as determined by the Administrator.

(jj) “Plan” means this 2005 Stock Plan.

(kk) “Registration Date” means the effective date of the first registration statement that is filed by the Company and declared effective pursuant to Section 12(g) of the Exchange Act, with respect to any class of the Company’s securities.

(ll) “Related Entity” means any Parent, Subsidiary and any business, corporation, partnership, limited liability company or other entity in which the Company, a Parent or a Subsidiary holds a substantial ownership interest, directly or indirectly.

(mm) “Restricted Stock” means Shares issued pursuant to a Restricted Stock award under the Plan or issued pursuant to the early exercise of an Option.

(nn) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(oo) “Section 16(b)” means Section 16(b) of the Exchange Act.

(pp) “Service Provider” means an Employee, Director or Consultant.

(qq) “Share” means a share of the Common Stock, as adjusted in accordance with Section 15 of the Plan.

(rr) “Stock Appreciation Right” or “SAR” means an Award, granted alone or in connection with an Option, that pursuant to Section 9 of the Plan is designated as a SAR.

(ss) “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

(tt) “Unvested Awards” shall mean Options or Restricted Stock that (i) were granted to an individual in connection with such individual’s position as a Service Provider and (ii) are still subject to vesting or lapsing of Company repurchase rights or similar restrictions.

3. Stock Subject to the Plan.

(a) Stock Subject to the Plan. Subject to the provisions of Section 17 of the Plan, the maximum aggregate number of Shares that may be issued under the Plan is 6,000,000. Any Shares subject to Awards with a per Share price equal to or greater than 100% of Fair Market Value on the date of grant shall be counted against the numerical limits of this Section 3 as one Share for every Share subject thereto. Except as provided in the previous sentence, any Shares or units subject to Awards with a per Share or unit price lower than 100% of Fair Market Value on the date of grant shall be counted against the numerical limits of this Section 3 as 2.0 Shares for every one Share subject thereto and shall be counted as 2.0 Shares for every one Share returned to or deemed not issued from the Plan pursuant to this Section 3. The Shares may be authorized, but unissued, or reacquired Common Stock. Shares shall not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award that is settled in cash. Upon payment in Shares pursuant to the exercise or settlement of an Award, the number of Shares available for issuance under the Plan shall be reduced only by the number of Shares actually issued in such payment. If a Participant pays the exercise price (or purchase price, if applicable) of an Award or pays the applicable withholding taxes related to the Award through the tender of Shares, the number of Shares so tendered shall again be available for issuance pursuant to future Awards under the Plan.

(b) Lapsed Awards. If any outstanding Award expires or is terminated or canceled without having been exercised or settled in full, or if Shares acquired pursuant to an Award subject to forfeiture or repurchase are forfeited or repurchased by the Company, the Shares allocable to the terminated portion of such Award or such forfeited or repurchased Shares shall again be available for grant under the Plan.

4. Administration of the Plan.

(a) Procedure.

(i) Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.

(ii) Section 162(m). To the extent that the Administrator determines it to be desirable or necessary to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan will be administered by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code.

(iii) Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.

(iv) Other Administration. Other than as provided above, the Plan will be administered by (A) the Board or (B) a Committee, which committee will be constituted to satisfy Applicable Laws.

(v) Delegation of Authority for Day-to-Day Administration. Except to the extent prohibited by Applicable Law, the Administrator may delegate to one or more individuals the day-to-day administration of the Plan and any of the functions assigned to it in this Plan. Such delegation may be revoked at any time.

(b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:

(i) to determine the Fair Market Value;

(ii) to select the Service Providers to whom Awards may be granted hereunder;

(iii) to determine the number of Shares to be covered by each Award granted hereunder;

(iv) to approve forms of agreement for use under the Plan;

(v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture or repurchase restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, will determine;

(vi) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(vii) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws including qualifying for preferred tax treatment under applicable foreign tax laws;

(viii) to modify or amend each Award (subject to Section 17(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Awards longer than is otherwise provided for in the Plan;

(ix) to allow Participants to satisfy withholding tax obligations by electing to have the Company withhold from the Shares or cash to be issued upon exercise, settlement or vesting of an Award that number of Shares or cash having a Fair Market Value equal to the minimum amount required to be withheld. The Fair Market Value of any Shares to be withheld will be determined on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares or cash withheld for this purpose will be made in such form and under such conditions as the Administrator may deem necessary or advisable;

(x) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(xi) to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award;

(xii) to determine whether Awards will be settled in Shares, cash or in any combination thereof;

(xiii) to determine whether Awards will be adjusted for Dividend Equivalents;

(xiv) to establish a program whereby Service Providers designated by the Administrator can reduce compensation otherwise payable in cash in exchange for Awards under the Plan;

(xv) to impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by the Participant of any Shares issued as a result of or under an Award, including without limitation, (A) restrictions under an insider trading policy, and (B) restrictions as to the use of a specified brokerage firm for such resales or other transfers; and

(xvi) to make all other determinations deemed necessary or advisable for administering the Plan.

(c) Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards.

5. Eligibility. Nonstatutory Stock Options, Restricted Stock, Stock Appreciation Rights, Performance Units, Performance Bonus Awards, Performance Shares and Deferred Stock Units may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

6. Limitations.

(a) ISO $100,000 Rule. Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and a Related

Entity) exceeds $100,000, such Options will be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted.

(b) No Rights as a Service Provider. Neither the Plan nor any Award shall confer upon a Participant any right with respect to continuing his or her relationship as a Service Provider, nor shall they interfere in any way with the right of the Participant or the right of the Company or a Related Entity to terminate such relationship at any time, with or without cause.

(c) Section 162(m) Limitations. The following limitations shall apply to Awards under the Plan:

(i) No Service Provider shall be granted, in any fiscal year of the Company, (A) Options or SARs to purchase more than 2,000,000 Shares, (B) Restricted Stock covering more than 2,000,000 Shares, (C) Performance Shares covering more than 2,000,000 Shares or (D) Performance Units or Performance Bonus Awards that could result in such Service Provider receiving more than $5,000,000.

(ii) In connection with his or her initial service, a Service Provider may be granted Options or SARS to purchase up to an additional 2,000,000 Shares, which shall not count against the limit set forth in subsection (i) above.

(iii) The foregoing limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 17(a).

(iv) If an Award is cancelled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 17(c)), the cancelled Award will be counted against the limits set forth in subsections (i) and (ii) above.

7. Stock Options.

(a) Term of Option. The term of each Option will be stated in the Award Agreement. In the case of an Incentive Stock Option, the term will be ten (10) years from the date of grant or such shorter term as may be provided in the Award Agreement. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or a Related Entity, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

(b) Option Exercise Price. The per Share exercise price for the Shares to be issued pursuant to exercise of an Option will be determined by the Administrator; provided, however that in the case of an Incentive Stock Option and a Nonstatutory Stock Option intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, the per Share exercise price will be no less than 100% of the Fair Market Value per Share on the date of grant. Notwithstanding the foregoing, in the case of an Incentive Stock Option granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or a Related Entity, the per Share exercise price will be no less than 110% of the Fair Market Value per Share on the date of grant.

(c) Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.

(d) Form of Consideration. The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator will determine the acceptable form of consideration at the time of grant. Such consideration to the extent permitted by Applicable Laws may consist entirely of:

(i) cash;

(ii) check;

(iii) promissory note;

(iv) other Shares which meet the conditions established by the Administrator to avoid adverse accounting consequences (as determined by the Administrator);

(v) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;

(vi) a reduction in the amount of any Company liability to the Participant;

(vii) any combination of the foregoing methods of payment; or

(viii) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

(e) Exercise of Option.

(i) Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.

An Option will be deemed exercised when the Company receives: (x) written or electronic notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Option, and (y) full payment for the Shares with respect to which the Option is exercised (together with any applicable withholding taxes). Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Awarded Stock, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 17 of the Plan or the applicable Award Agreement.

Exercising an Option in any manner will decrease the number of Shares thereafter available for sale under the Option, by the number of Shares as to which the Option is exercised.

(ii) Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant’s death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for three (3) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iii) Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve

(12) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iv) Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following Participant’s death. Unless otherwise provided by the Administrator, if at the time of death Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

8. Restricted Stock.

(a) Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.

(b) Restricted Stock Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Unless the Administrator determines otherwise, Shares of Restricted Stock will be held by the Company as escrow agent until the restrictions on such Shares have lapsed.

(c) Transferability. Except as provided in this Section 8, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

(d) Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate, including granting such an Award of Restricted Stock subject to the requirements of Section 12.

(e) Removal of Restrictions. Except as otherwise provided in this Section 8, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.

(f) Voting Rights. During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

(g) Dividends and Other Distributions. During the Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

(h) Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.

9. Stock Appreciation Rights.

(a) Grant of SARs. Subject to the terms and conditions of the Plan, a SAR may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.

(b) Number of Shares. The Administrator will have complete discretion to determine the number of SARs granted to any Service Provider.

(c) Exercise Price and Other Terms. The Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of SARs granted under the Plan.

(d) Exercise of SARs. SARs will be exercisable on such terms and conditions as the Administrator, in its sole discretion, will determine.

(e) SAR Agreement. Each SAR grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(f) Expiration of SARs. An SAR granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Sections 7(e)(ii), 7(e)(iii) and 7(e)(iv) also will apply to SARs.

(g) Payment of SAR Amount. Upon exercise of an SAR, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

(i) The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(ii) The number of Shares with respect to which the SAR is exercised.

At the discretion of the Administrator, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

10. Performance Units and Performance Shares.

(a) Grant of Performance Units/Shares. Subject to the terms and conditions of the Plan, Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion. The Administrator will have complete discretion in determining the number of Performance Units and Performance Shares granted to each Participant.

(b) Value of Performance Units/Shares. Each Performance Unit will have an initial value that is established by the Administrator on or before the date of grant. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant.

(c) Performance Objectives and Other Terms. The Administrator will set performance objectives or other vesting provisions (including, without limitation, continued status as a Service Provider) in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units/Shares that will be paid out to the Service Providers. The time period during which the performance objectives must be met will be called the “Performance Period.” Each Award of Performance Units/Shares will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, will determine. The Administrator may set Performance Goals based upon the achievement of Company-wide, divisional, or individual goals, applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion.

(d) Earning of Performance Units/Shares. After the applicable Performance Period has ended, the holder of Performance Units/Shares will be entitled to receive a payout of the number of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives have been achieved. After the grant of a Performance Unit/Share, the Administrator, in its sole discretion, may reduce or waive any performance objectives for such Performance Unit/Share.

(e) Form and Timing of Payment of Performance Units/Shares. Payment of earned Performance Units/Shares will be made as soon after the expiration of the applicable Performance Period at the time determined by the Administrator. The Administrator, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in a combination thereof.

(f) Cancellation of Performance Units/Shares. On the date set forth in the Award Agreement, all unearned or unvested Performance Units/Shares will be forfeited to the Company, and again will be available for grant under the Plan.

11. Performance Bonus Awards. Any Service Provider selected by the Committee may be granted one or more Performance-Based Awards in the form of a cash bonus payable upon the attainment of Performance Goals that are established by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. Any such Performance Bonus Award paid to a Service Provider who would be considered a “covered employee” within the meaning of Section 162(m) of the Code (hereinafter a “Covered Employee”) will be based upon objectively determinable bonus formulas established in accordance with Section 12.

12. Terms and Conditions of Any Performance-Based Award.

(a) Purpose. The purpose of this Section 12 is to provide the Committee the ability to qualify Awards (other than Options and SARs) that are granted pursuant to the Plan as qualified performance-based compensation under Section 162(m) of the Code. If the Committee, in its discretion, decides to grant a Performance-Based Award subject to Performance Goals to a Covered Employee, the provisions of this Section 12 will control over any contrary provision in the Plan; provided, however, that the Committee may in its discretion grant Awards to such Covered Employees that are based on Performance Goals or other specific criteria or goals but that do not satisfy the requirements of this Section 12.

(b) Applicability. This Section 12 will apply to those Covered Employees which are selected by the Committee to receive any Award subject to Performance Goals. The designation of a Covered Employee as being subject to Section 162(m) of the Code will not in any manner entitle the Covered Employee to receive an Award under the Plan. Moreover, designation of a Covered Employee subject to Section 162(m) of the Code for a particular Performance Period will not require designation of such Covered Employee in any subsequent Performance Period and designation of one Covered Employee will not require designation of any other Covered Employee in such period or in any other period.

(c) Procedures with Respect to Performance Based Awards. To the extent necessary to comply with the performance-based compensation requirements of Section 162(m) of the Code, with respect to any Award granted subject to Performance Goals, no later than ninety (90) days following the commencement of any fiscal year in question or any other designated fiscal period or period of service (or such other time as may be required or permitted by Section 162(m)), the Committee will, in writing, (a) designate one or more Participants who are Covered Employees, (b) select the Performance Goals applicable to the Performance Period, (c) establish the Performance Goals, and amounts or methods of computation of such Awards, as applicable, which may be earned for such Performance Period, and (d) specify the relationship between Performance Goals and the amounts or methods of computation of such Awards, as applicable, to be earned by each Covered Employee for such Performance Period. Following the completion of each Performance Period, the Committee will certify in writing whether the applicable Performance Goals have been achieved for such Performance Period. In determining the amounts earned by a Covered Employee, the Committee will have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the Performance Period.

(d) Payment of Performance Based Awards. Unless otherwise provided in the applicable Award Agreement, a Covered Employee must be employed by the Company or a Related Entity on the day a Performance-Based Award for such Performance Period is paid to the Covered Employee. Furthermore, a Covered Employee will be eligible to receive payment pursuant to a Performance-Based Award for a Performance Period only if the Performance Goals for such period are achieved.

(e) Additional Limitations. Notwithstanding any other provision of the Plan, any Award which is granted to a Covered Employee and is intended to constitute qualified performance based compensation under Section 162(m) of the Code will be subject to any additional limitations set forth in the Code (including any amendment to Section 162(m)) or any regulations and ruling issued thereunder that are requirements for qualification as qualified performance-based compensation as described in Section 162(m) of the Code, and the Plan will be deemed amended to the extent necessary to conform to such requirements.

13. Deferred Stock Units. Deferred Stock Units shall consist of a Restricted Stock, Performance Share or Performance Unit Award that the Administrator, in its sole discretion permits to be paid out in installments or on a deferred basis, in accordance with rules and procedures established by the Administrator. Deferred Stock Units may be settled, in the discretion of the Administrator, in cash, Shares or a combination thereof.

14. Outside Director Awards. Except as provided in Section 14(f), grants of Awards to Outside Directors pursuant to this Section 14 will be automatic and will be made in accordance with the following provisions:

(a) Type of Option. All Options granted pursuant to this Section 14 will be Nonstatutory Stock Options and, except as otherwise provided herein, will be subject to the other terms and conditions of the Plan.

(b) First Option. Each person who first becomes an Outside Director on or after the Registration Date automatically will be granted an Option to purchase 20,000 Shares (the “First Option”) on the date on which such person first becomes an Outside Director, whether through election by the stockholders of the Company or appointment by the Board to fill a vacancy; provided, however, that an Inside Director who ceases to be an Inside Director but who remains a Director will not receive a First Option.

(c) Subsequent Option. Each Outside Director automatically will be granted an Option to purchase 10,000 Shares (a “Subsequent Option”) (i) on July 15, 2005, and (ii) on the date of each annual meeting of the stockholders of the Company beginning as of the first annual meeting of stockholders after the end of the Company’s 2005 fiscal year, provided, in each case, he or she is then an Outside Director, and if as of each such date, he or she will have served on the Board for at least the preceding six (6) months.

(d) Terms. Except as provided in Section 14(f), the terms of each Option granted pursuant to this Section 14 will be as follows:

(i) The term of the Option will be ten (10) years.

(ii) The exercise price per Share will be 100% of the Fair Market Value per Share on the date of grant of the Option. In the event that the date of grant of the Option is not a trading day, the exercise price per Share shall be the Fair Market Value on the next trading day immediately following the date of grant of the Option.

(iii) Subject to Section 17 of the Plan, the First Option will vest and become exercisable as to 1/3 of the Shares subject to the First Option on the first anniversary of its date of grant, and as to 1/3 of the Shares subject to the First Option each full anniversary thereafter, provided that the Participant continues to serve as a Director on such dates;

(iv) Subject to Section 17 of the Plan, the Subsequent Option will vest and become exercisable as to 1/3 of the Shares subject to the Subsequent Option on the first anniversary of its date of grant, and as to 1/3 of the Shares subject to the Subsequent Option each full anniversary thereafter, provided that the Participant continues to serve as a Director on such dates.

(e) Exercise of Options. An Option granted pursuant to this Section 14 will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Sections 7(e)(ii), 7(e)(iii) and 7(e)(iv) also will apply to such Option. To the extent that the Participant was not entitled to exercise an Option on the date of termination, or if he or she does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

(f) Amendment. Notwithstanding the foregoing, the Administrator in its discretion may change the number of Shares subject to the First Options and Subsequent Options, may change the terms of such Options and may grant substitute Awards having an equivalent value to such Options as determined by the Board on the date of grant.

15. Leaves of Absence. Unless the Administrator provides otherwise, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence and will resume on the date the Participant returns to work on a regular schedule as determined by the Company. A Service Provider will not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company and a Related Entity. For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three months following the 91st day of such leave any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.

16. Non-Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate.

17. Adjustments; Dissolution or Liquidation; Merger or Change in Control.

(a) Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs such that an adjustment is determined by the Administrator (in its sole discretion) to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Administrator shall, in such manner as it may deem equitable, adjust the number and class of Shares which may be delivered under the Plan, and the number, class, and price of Shares subject to outstanding Awards. Notwithstanding the preceding, the number of Shares subject to any Award always shall be a whole number.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for a Participant to have the right to exercise his or her Award, to the extent applicable, until ten (10) days prior to such transaction as to all of the Awarded Stock covered thereby, including Shares as to which the Award would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option or forfeiture rights applicable to any Award shall lapse in full, and that any Award’s vesting schedule shall accelerate in full, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised or vested, an Award will terminate immediately prior to the consummation of such proposed action.

(c) Merger or Change in Control.

(i) Stock Options and SARS. In the event of a merger or Change in Control, an outstanding Option or SAR may be (i) assumed or substituted with an equivalent option or SAR of the successor corporation or a Parent or Subsidiary of the successor corporation, (ii) replaced with a cash incentive program of the successor corporation or a Parent or Subsidiary of the successor corporation, or (iii) terminated. Unless determined otherwise by the Administrator, in the event that the successor corporation does not assume, substitute or replace a Participant’s Option or SAR, the Participant shall, immediately prior to the merger or Change in Control, fully vest in and have the right to exercise such Option or SAR that is not assumed, substituted or replaced as to all of the Awarded Stock, including Shares as to which it would not otherwise be vested or exercisable. If an Option or SAR is not assumed, substituted or replaced in the event of a merger or Change in Control, the Administrator shall notify the Participant in writing or electronically that the Option or SAR shall be exercisable, to the extent vested, for a period of up to fifteen (15) days from the date of such notice, and the Option or SAR shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option or SAR shall be considered assumed if, following the merger or Change in Control, the option or stock appreciation right confers the right to purchase or receive, for each Share of Awarded Stock subject to the Option or SAR immediately prior to the merger or Change in Control, the consideration (whether stock, cash, or other securities or property) received in the merger or Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option or SAR, for each Share of Awarded Stock subject to the Option or SAR, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or Change in Control. Notwithstanding anything herein to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more Performance Goals will not be considered assumed if the Company or its successor modifies any of such Performance Goals without the Participant’s consent; provided, however, a modification to such Performance Goals only to reflect the successor corporation’s post-merger or post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

With respect to Options and SARs granted to an Outside Director, the Participant shall, immediately prior to the merger or Change in Control, fully vest in and have the right to exercise such Options and SARs as to all of the Awarded Stock, including Shares as to which it would not otherwise be vested or exercisable. With respect to Options and SARs granted to an Employee, the Employee, upon a termination of the Employee by the Company or a Related Entity without Cause or a resignation of the Employee with Good Reason, shall receive one year of additional vesting for each full year of service performed for the Company or a Related Entity; provided, that such termination or resignation occurs within the twelve (12) month period following a Change in Control.

(ii) Restricted Stock, Performance Shares, Performance Units, Performance Bonus Awards and Deferred Stock Units. In the event of a merger or Change in Control, an outstanding Restricted Stock, Performance Share, Performance Unit, Performance Bonus Award or Deferred Stock Unit award may be (i) assumed or substituted with an equivalent Restricted Stock, Performance Share, Performance Unit, Performance Bonus Award or Deferred Stock Unit award of the successor corporation or a Parent or Subsidiary of the successor corporation, (ii) replaced with a cash incentive program of the successor corporation or a Parent or Subsidiary of the successor corporation, or (iii) terminated. Unless determined otherwise by the Administrator, in the event that the successor corporation refuses to assume, substitute or replace a Participant’s Restricted Stock, Performance Share, Performance Unit, Performance Bonus Award or Deferred Stock Unit award, the Participant shall, immediately prior to the merger or Change in Control, fully vest in such Restricted Stock, Performance Share, Performance Unit, Performance Bonus Award or Deferred Stock Unit including as to Shares which would not otherwise be vested. For the purposes of this paragraph, a Restricted Stock, Performance Share, Performance Unit, Performance Bonus Award and Deferred Stock Unit award shall be considered assumed if, following the merger or Change in Control, the award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the merger or Change in Control, the consideration (whether stock, cash, or other securities or property) received in the merger or Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received, for each Share and each unit/right to acquire a Share subject to the Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or Change in Control. Notwithstanding anything herein to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more Performance Goals will not be considered assumed if the Company or its successor modifies any of such Performance Goals without the Participant’s consent; provided, however, a modification to such Performance Goals only to reflect the successor corporation’s post-merger or post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

With respect to Awards granted to an Outside Director, the Participant shall, immediately prior to the merger or Change in Control, fully vest in such Awards, including Shares as to which it would not otherwise be vested. With respect to Awards granted to an Employee, the Employee, upon a termination of the Employee by the Company or a Related Entity without Cause or a resignation of the Employee with Good Reason, shall receive one year of additional vesting for each full year of service performed for the Company or a Related Entity; provided, that such termination or resignation occurs within the twelve (12) month period following a Change in Control.

18. Date of Grant. The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

19. Term of Plan. Subject to Section 24 of the Plan, the Plan will become effective upon its adoption by the Board. It will continue in effect for a term of ten (10) years unless terminated earlier under Section 20 of the Plan.

20. Amendment and Termination of the Plan.

(a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

(b) Stockholder Approval. The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws. Other than pursuant to Section 17, the Company also will obtain stockholder approval before implementing a program to reduce the exercise price of outstanding Options and/or SARs through a repricing or Award exchange.

(c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan will impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

21. Conditions Upon Issuance of Shares.

(a) Legal Compliance. Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

(b) Investment Representations. As a condition to the exercise or receipt of an Award, the Company may require the person exercising or receiving such Award to represent and warrant at the time of any such exercise or receipt that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

22. Severability. Notwithstanding any contrary provision of the Plan or an Award to the contrary, if any one or more of the provisions (or any part thereof) of this Plan or the Awards shall be held invalid, illegal or unenforceable in any respect, such provision shall be modified so as to make it valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions (or any part thereof) of the Plan or Award, as applicable, shall not in any way be affected or impaired thereby.

23. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority will not have been obtained.

24. Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

DETACH HERE

PROXY

DOLBY LABORATORIES, INC.

For Annual Meeting - February 14, 2006

Bill Jasper and Mark Anderson, or either of them, each with the power of substitution, are hereby authorized to represent as proxies and vote with respect to the proposals set forth on the reverse side and in the discretion of such proxies on all other matters that may be properly presented for action all shares of stock of Dolby Laboratories, Inc. (the “Company”) the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at 10:30 a.m., Pacific Standard Time, at the executive offices of Dolby Laboratories, Inc. located at 100 Potrero Avenue, San Francisco, CA 94103-4813, or any postponement, adjournment or continuation thereof, and instructs said proxies to vote as follows:

Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the proxies will have the authority to vote FOR items 1, 2 and 3, and in accordance with the discretion of the proxies on any other matters as may properly come before the annual meeting.

Address Change/Comments (Mark corresponding box on the reverse side)

DOLBY LABORATORIES, INC.

C/O COMPUTERSHARE

P.O. BOX 8694

EDISON, NJ 08818-8694

Your vote is important. Please vote immediately.

Vote-by-Internet Log on to the Internet and go to http://www.eproxyvote.com/dlb	OR	Vote-by-Telephone Call toll-free 1-877-PRX-VOTE (1-877-779-8683)

If you vote over the Internet or by telephone, please do not mail your card.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL	ZDOL21

☒	Please mark votes as in this example.	3968

The Board of Directors recommends a vote FOR items 1, 2 and 3.						FOR	AGAINST	ABSTAIN

1. Election of Directors.

2.  To amend and restate the Company’s 2005 Stock Plan to permit certain future awards under the plan to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code and to permit the granting of performance cash bonus awards under the plan.

						☐ FOR	☐ AGAINST	☐ ABSTAIN
Nominees:	(01) Ray Dolby, (02) Bill Jasper, (03) Peter Gotcher, (04) Sanford Robertson and (05) Roger Siboni

	FOR ALL NOMINEES	☐	☐	WITHHELD FROM ALL NOMINEES	3. To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 29, 2006.	☐	☐	☐

☐					4. In their discretion, upon such other business as may properly come before the meeting or any adjournment or postponement thereof.
(INSTRUCTION: To withhold authority to vote for any individual nominee, write the number of the nominee’s name in the space provided above.)

					Mark Here for Address Change or Comments			☐

Please sign exactly as name(s) appear on this proxy. If signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If shares are held jointly, each holder should sign.

Signature:	Date:	Signature:	Date: